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CFB/RVG/JAMM/SCP.

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     LIBRO NUMERO TRES MIL TRESCIENTOS SETENTA Y CINCO.

     INSTRUMENTO NUMERO NOVENTA Y SEIS MIL SETECIENTOS SESENTA Y UNO.

     EN MEXICO, DISTRITO FEDERAL, a veintiséis de febrero del año dos mil tres, Licenciado ARMANDO GALVEZ PEREZ ARAGON, Titular de la Notaría Pública Número Ciento Tres del Distrito Federal, hago constar:

     “A).- LA PROTOCOLIZACION DE PODERES OTORGADOS EN EL EXTRANJERO, que realizo a solicitud del señor Licenciado ANDRES ALCANTARA MURILLO; y.

     B).- EL CONTRATO DE SOCIEDAD BAJO LA FORMA DE ANONIMA DE CAPITAL VARIABLE por el que se constituye “DISTRIBUIDORA COMERCIAL JAFRA”, en que intervienen “CDRJ LATIN AMERICA HOLDING COMPANY B.V.”; “CDRJ MEXICO HOLDING COMPANY, B.V.”; “SOUTHERN COSMETICS HOLDINGS, B.V.”; “REGIONAL COSMETICS HOLDING”, B.V.” y “LATIN COSMETICS HOLDINGS, B.V.”, todas ellas representadas en este acto por el señor Licenciado ANDRES ALCANTARA MURILLO, como accionistas de la misma, bajo los siguientes antecedentes, capítulos y cláusulas.

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“A N T E C E D E N T E S”

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     “PRIMERO.-“El señor Licenciado ANDRES ALCANTARA MURILLO, me solicita en los términos del Artículo Ciento Cuarenta de la Ley del Notariado para el Distrito Federal, PROTOCOLICE LOS PODERES QUE ME EXHIBE LOS CUALES ESTA REDACTADOS EN IDIOMA ESPAÑOL Y ESTRANJERO CONFERIDOS EN EL EXTRANJERO, los cuales en unión de sus correspondientes legalizaciones, apostillas y anexos, se describen a continuación:

     Los poderes otorgados en el extranjero el día veintinueve de enero del año dos mil tres, por “CDRJ MEXICO HOLDING COMPANY, B.V.”, “SOUTHERN COSMETICS HOLDINGS, B.V.”, “REGIONAL COSMETICS HOLDING, B.V.”, “LATIN COSMETICS HOLDINGS, B.V.” y “CDRJ LATIN AMERICA HOLDING COMPANY B.V.”, representadas todas ellas por el señor Ralph S. Mason III, en su carácter de representante de las mismas, así como sus respectivos anexos consistentes en los certificados del Director y la Resoluciones de los Accionistas de cada una de las sociedades poderdantes, en las cuales se autoriza al señor Ralph S. Mason III, para otorgar dichos poderes, en la Ciudad de Nueva York, Estado del mismo Nombre, Estados Unidos de América, ante Michael Kenney, Notario público número “01KE6039499” de la Ciudad de Nueva York, Estado del mismo Nombre, Estados Unidos de América, así mismo la firma del señor Michael S. Kenny fue certificada por el señor Norman Goodman, Secretario del Condado y de la Suprema Corte del Estado de Nueva York, Estados Unidos de América, en favor de los señores JAMES ENRIQUE RITCH GRANDE AMPUDIA, MONICA ROSADO REYGADAS, XIMENA ROBLES MIAJA, ANDRES ALCANTARA MURILLO y MONICA ANDAPIA OROZCO, para que lo ejerciten en los términos que más adelante se indican.

     En dichos poderes, se encuentran anexas las apostillas a que se refiere la convención de la Haya de fecha cinco de octubre de mil novecientos sesenta y uno, firmada por el Secretario Adjunto Especial de Estado, del Estado de Nueva York, Estados Unidos de América, señor James Bizzarri, el día treinta de enero del año dos mil tres, por lo que dichos documentos se colocan dentro del supuesto de los documentos públicos, otorgados en el extranjero, sin necesidad de legalización de firmas, suscrito por México, según publicación del Diario Oficial de la Federación, de fecha catorce de agosto de mil novecientos noventa y cinco.

     Con la letra “A”, agrego al apéndice de esta acta dichos documentos, en unión de sus correspondientes apostillas y anexos así como la traducción de las apostillas y los anexos antes descritos al idioma español, traducciones, realizadas por el señor MICHELE PAGANO, Perito Traductor debidamente autorizado por el Honorable Tribunal Superior de Justicia del Distrito Federal.

     Del texto en español de dichos documentos copio en su parte conducente, lo que es del tenor literal siguiente:

     1).- “... PODER ESPECIAL.- En la Ciudad de Nueva York, el 29 de enero de 2003, ante mi Michael Kenney, Notario Público No. 01KE6039499 de la Ciudad de Nueva York, compareció el Sr. Ralph S. Mason III en su carácter de representante debidamente autorizados (así) de CDRJ Mexico Holding Company B.V.

(el “Otorgante”) una sociedad debidamente constituida y existente de conformidad con las leyes de los Países Bajos, con domicilio legal en la Ciudad de Amsterdam y expusió (así): Que en nombre y representación del Otorgante y de conformidad con los poderes conferidos por el Otorgante, por medio del presente otorgan (así) en favor de James Enrique Ritch Grande Ampudia, Mónica Rosado Reygadas, Ximena Robles Miaja, Andrés Alcántara Murillo y Mónica Andapia Orozco, residentes en México, Distrito Federal, un PODER ESPECIAL en cuanto a su objeto pero general en cuanto a las facultades otorgadas, para que en nombre y representación del Otorgante puedan conjunta o individualmente:

a)      Comparecer junto con otras personas ante el Notario Público de su elección en los Estados Unidos Mexicanos a constituir una sociedad (en lo sucesivo, la “Sociedad”) que se dominara (así) de la manera que consideren conveniente, firmando la escritura constitutiva y suscribiendo y pagando el capital social de dicha sociedad según sean instruidos por el Otorgante.

b)      Celebrar y aceptar en la escritura constitutiva de la Sociedad, el convenio a que hace referencia el artículo 15 de la Ley de Inversiones Extranjeras.

c)      Aceptar o convenir en la escritura constitutiva de la Sociedad, todas aquellas estipulaciones y condiciones que consideren pertinentes.

d)      Nombrar al administrador único u órgano de administración, miembros del consejo de vigilancia, auditores externos, funcionarios, apoderados y cualquier otro empleado que consideren necesario; determinar los poderes y atribuciones de dichos funcionarios; autorizar la apertura de cuentas bancarias y de inversión, y designar a las personas que puedan girar contra dichas cuentas, en todos los casos conforme a los intereses del Otorgante en la Sociedad.

e)      Hacer cualquier tipo de gestión o iniciar cualquier procedimiento ante cualquier entidad del gobierno de los Estados Unidos Mexicanos, ya sea, ejecutiva, judicial, federal, estatal o municipal, incluyendo de manera enunciativa más no limitativa, la Secretaría de Hacienda y Crédito Público, la Secretaría de Relaciones Exteriores y la Secretaría de Economía según consideren necesario o conveniente a fin de constituir la Sociedad, a efecto de que la misma inicie operaciones.

f)      Celebrar o suscribir cualquier convenio, contrato, acta, título, instrumento u otro documento que consideren necesario o conveniente a fin de constituir la Sociedad, a efecto de que la misma inicie operaciones.

g)      En general, hacer todo aquello que sea necesario o conveniente a fin de cumplir con los objetivos descritos en los incisos anteriores.

Para poder llevar a cabo los actos mencionados en los incisos anteriores, y sin perjuicio de la especialidad de los (así) facultades otorgadas, los apoderados contarán con los siguientes poderes:

a)      Poder para pleitos y cobranzas, con la amplitud mencionada en el primer párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los demás estados (así) de la República Mexicana y del Distrito Federal, con todas las facultades que requieran cláusula especial de conformidad con los artículos dos mil quinientos ochenta y dos y dos mil quinientos ochenta y siete del mismo Código y sin limitación alguna. Este poder incluye de manera enunciativa más no limitativa: promover y desistirse de toda clase de acciones aún de juicio de amparo; absolver posiciones en todo juicio o procedimiento en que la Sociedad sea parte, comparecer y ejercer sus facultades ante toda clase de personas, árbitros y autoridades judiciales, administrativas, civiles, penales y laborales, municipales, estatales o federales, nacionales o extranjeras, judicial o extrajudicialmente, con la mayor amplitud posible y expresamente presentar denuncias, querellas y reclamaciones, ratificarlas y desistirse de las mismas; otorgar perdones judiciales, transigir, comprometer en árbitros, solicitar la declaración de quiebra y en general, iniciar, proseguir y concluir de cualquier forma toda clase de acciones, recursos y procedimientos.

b)      Poder para actos de administracion de acuerdo con el segundo párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los demás estados (así) de la República Mexicana y del Distrito Federal.

c)      Poder para girar, aceptar, endosar, negociar, librar, avalar, certificar y en cualquier otra forma suscribir títulos de crédito en nombre y representación de la Sociedad, en los términos más amplios que establece el artículo noveno de la Ley General de Títulos y Operaciones de Crédito.

d)      Poder para comparecer ante todo tipo de particulares y autoridades, judiciales, administrativas, nacionales o extranjeras, y cualquier otra necesaria, con todas las facultades a que se refiere el segundo párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los Estados de la República Mexicana y del Distrito Federal y realizar cualquier trámite, presentar y recibir avisos, declaraciones, documentos, presentar e interponer recursos.- Rúbrica.- Nombre/Name: Ralph S. Mason III.”.

     2).- “...“PODER ESPECIAL.- En la Ciudad de Nueva York, el 29 de enero de 2003, ante mi Michael Kenney, Notario Público No. 01KE6039499 de la Ciudad de Nueva York, compareció el Sr. Ralph S. Mason III en su carácter de representante debidamente autorizados (así) de Southern Cosmetics Holdings, B.V.”, (el “Otorgante”) una sociedad debidamente constituida

y existente de conformidad con las leyes de los Países Bajos, con domicilio legal en la Ciudad de Amsterdam y expusió (así): Que en nombre y representación del Otorgante y de conformidad con los poderes conferidos por el Otorgante, por medio del presente otorgan en favor de James Enrique Ritch Grande Ampudia, Mónica Rosado Reygadas, Ximena Robles Miaja, Andrés Alcántara Murillo y Mónica Andapia Orozco, residentes en México, Distrito Federal, un PODER ESPECIAL en cuanto a su objeto pero general en cuanto a las facultades otorgadas, para que en nombre y representación del Otorgante puedan conjunta o individualmente:

a) Comparecer junto con otras personas ante el Notario Público de su elección en los Estados Unidos Mexicanos a constituir una sociedad (en lo sucesivo, la “Sociedad”) que se dominara (así) de la manera que consideren conveniente, firmando la escritura constitutiva y suscribiendo y pagando el capital social de dicha sociedad según sean instruidos por el Otorgante.

b) Celebrar y aceptar en la escritura constitutiva de la Sociedad, el convenio a que hace referencia el artículo 15 de la Ley de Inversiones Extranjeras.

c) Aceptar o convenir en la escritura constitutiva de la Sociedad, todas aquellas estipulaciones y condiciones que consideren pertinentes.

d) Nombrar al administrador único u órgano de administración, miembros del consejo de vigilancia, auditores externos, funcionarios, apoderados y cualquier otro empleado que consideren necesario; determinar los poderes y atribuciones de dichos funcionarios; autorizar la apertura de cuentas bancarias y de inversión, y designar a las personas que puedan girar contra dichas cuentas, en todos los casos conforme a los intereses del Otorgante en la Sociedad.

e) Hacer cualquier tipo de gestión o iniciar cualquier procedimiento ante cualquier entidad del gobierno de los Estados Unidos Mexicanos, ya sea, ejecutiva, judicial, federal, estatal o municipal, incluyendo de manera enunciativa más no limitativa, la Secretaría de Hacienda y Crédito Público, la Secretaría de Relaciones Exteriores y la Secretaría de Economía según consideren necesario o conveniente a fin de constituir la Sociedad, a efecto de que la misma inicie operaciones.

f) Celebrar o suscribir cualquier convenio, contrato, acta, título, instrumento u otro documento que consideren necesario o conveniente a fin de constituir la Sociedad, a efecto de que la misma inicie operaciones.

g) En general, hacer todo aquello que sea necesario o conveniente a fin de cumplir con los objetivos descritos en los incisos anteriores.

Para poder llevar a cabo los actos mencionados en los incisos anteriores, y sin perjuicio de la especialidad de los (así) facultades otorgadas, los apoderados contarán con los siguientes poderes:

a) Poder para pleitos y cobranzas, con la amplitud mencionada en el primer párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los demás estado (así) de la República Mexicana y del Distrito Federal, con todas las facultades que requieran cláusula especial de conformidad con los artículos dos mil quinientos ochenta y dos y dos mil quinientos ochenta y siete del mismo Código y sin limitación alguna. Este poder incluye de manera enunciativa más no limitativa: promover y desistirse de toda clase de acciones aún de juicio de amparo; absolver posiciones en todo juicio o procedimiento en que la Sociedad sea parte, comparecer y ejercer sus facultades ante toda clase de personas, árbitros y autoridades judiciales, administrativas, civiles, penales y laborales, municipales, estatales o federales, nacionales o extranjeras, judicial o extrajudicialmente, con la mayor amplitud posible y expresamente presentar denuncias, querellas y reclamaciones, ratificarlas y desistirse de las mismas; otorgar perdones judiciales, transigir, comprometer en árbitros, solicitar la declaración de quiebra y en general, iniciar, proseguir y concluir de cualquier forma toda clase de acciones, recursos y procedimientos.

b) Poder para actos de administracion de acuerdo con el segundo párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los demás estado (así) de la República Mexicana y del Distrito Federal.

c) Poder para girar, aceptar, endosar, negociar, librar, avalar, certificar y en cualquier otra forma suscribir títulos de crédito en nombre y representación de la Sociedad, en los términos más amplios que establece el artículo noveno de la Ley General de Títulos y Operaciones de Crédito.

d) Poder para comparecer ante todo tipo de particulares y autoridades, judiciales, administrativas, nacionales o extranjeras, y cualquier otra necesaria, con todas las facultades a que se refiere el segundo párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los Estados de la República Mexicana y del Distrito Federal y realizar cualquier trámite, presentar y recibir avisos, declaraciones, documentos, presentar e interponer recursos.- Rúbrica.- Nombre/Name: Ralph S. Mason III.”.

3) ..- “...PODER ESPECIAL.- En la Ciudad de Nueva York, el 29 de enero de 2003, ante mi Michael Kenney, Notario Público No. 01KE6039499 de la Ciudad de Nueva York, compareció el Sr. Ralph S. Mason III en su carácter de representante debidamente autorizados (así) de Regional Cosmetics Holding, B.V.

(el “Otorgante”) una sociedad debidamente constituida y existente de conformidad con las leyes de los Países Bajos, con domicilio legal en la Ciudad de Amsterdam y expusió (así): Que en nombre y representación del Otorgante y de conformidad con los poderes conferidos por el Otorgante, por medio del presente otorgan (así) en favor de James Enrique Ritch Grande Ampudia, Mónica Rosado Reygadas, Ximena Robles Miaja, Andrés Alcántara Murillo y Mónica Andapia Orozco, residentes en México, Distrito Federal, un PODER ESPECIAL en cuanto a su objeto pero general en cuanto a las facultades otorgadas, para que en nombre y representación del Otorgante puedan conjunta o individualmente:

a) Comparecer junto con otras personas ante el Notario Público de su elección en los Estados Unidos Mexicanos a constituir una sociedad (en lo sucesivo, la “Sociedad”) que se llamará (así) de la manera que consideren conveniente, firmando la escritura constitutiva y suscribiendo y pagando el capital social de dicha sociedad según sean instruidos.

b) Celebrar y aceptar en la escritura constitutiva de la Sociedad, el convenio a que hace referencia el artículo 15 de la Ley de Inversiones Extranjeras.

c)     Aceptar o convenir en la escritura constitutiva de la Sociedad, todas aquellas estipulaciones y condiciones que consideren pertinentes.

d)     Nombrar al administrador único u órgano de administración, miembros del consejo de vigilancia, auditores externos, funcionarios, apoderados y cualquier otro empleado que consideren necesario; determinar los poderes y atribuciones de dichos funcionarios; autorizar la apertura de cuentas bancarias y de inversión, y designar a las personas que puedan girar contra dichas cuentas, en todos los casos conforme a los intereses del Otorgante en la Sociedad.

e)     Hacer cualquier tipo de gestión o iniciar cualquier procedimiento ante cualquier entidad del gobierno de los Estados Unidos Mexicanos, ya sea, ejecutiva, judicial, federal, estatal o municipal, incluyendo de manera enunciativa más no limitativa, la Secretaría de Hacienda y Crédito Público y la Secretaría de Relaciones Exteriores y la Secretaría de Economía según consideren necesario o conveniente a fin de constituir la Sociedad, a efecto de que la misma inicie operaciones.

f)     Celebrar o suscribir cualquier convenio, contrato, acta, título, instrumento u otro documento que consideren necesario o conveniente a fin de constituir la Sociedad, a efecto de que la misma inicie operaciones.

g)     En general, hacer todo aquello que sea necesario o conveniente a fin de cumplir con los objetivos descritos en los incisos anteriores.

Para poder llevar a cabo los actos mencionados en los incisos anteriores, y sin perjuicio de la especialidad de los (así) facultades otorgadas, los apoderados contarán con los siguientes poderes:

a)     Poder para pleitos y cobranzas, con la amplitud mencionada en el primer párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los demás estados (así) de la República Mexicana y del Distrito Federal, con todas las facultades que requieran cláusula especial de conformidad con los artículos dos mil quinientos ochenta y dos y dos mil quinientos ochenta y siete del mismo Código y sin limitación alguna. Este poder incluye de manera enunciativa más no limitativa: promover y desistirse de toda clase de acciones aún de juicio de amparo; absolver posiciones en todo juicio o procedimiento en que la Sociedad sea parte, comparecer y ejercer sus facultades ante toda clase de personas, árbitros y autoridades judiciales, administrativas, civiles, penales y laborales, municipales, estatales o federales, nacionales o extranjeras, judicial o extrajudicialmente, con la mayor amplitud posible y expresamente presentar denuncias, querellas y reclamaciones, ratificarlas y desistirse de las mismas; otorgar perdones judiciales, transigir, comprometer en árbitros, solicitar la declaración de quiebra y en general, iniciar, proseguir y concluir de cualquier forma toda clase de acciones, recursos y procedimientos.

b)     Poder para actos de administración de acuerdo con el segundo párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los demás estados (así) de la República Mexicana y del Distrito Federal.

c)     Poder para girar, aceptar, endosar, negociar, librar, avalar, certificar y en cualquier otra forma suscribir

títulos de crédito en nombre y representación de la Sociedad, en los términos más amplios que establece el artículo noveno de la Ley General de Títulos y Operaciones de Crédito.

d)     Poder para comparecer ante todo tipo de particulares y autoridades, judiciales, administrativas, nacionales o extranjeras, y cualquier otra necesaria, con todas las facultades a que se refiere el segundo párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los Estados de la República Mexicana y del Distrito Federal y realizar cualquier trámite, presentar y recibir avisos, declaraciones, documentos, presentar e interponer recursos.- Rúbrica.- Nombre/Name: Ralph S. Mason III.”.

     4).- “...PODER ESPECIAL.- En la Ciudad de Nueva York, el 29 de enero de 2003, ante mi Michael Kenney, Notario Público No. 01KE6039499 de la Ciudad de Nueva York, compareció el Sr. Ralph S. Mason III en su carácter de representante debidamente autorizados (así) de “Latin Cosmetics Holdings”, B.V., (el “Otorgante”) una sociedad debidamente constituida y existente de conformidad con las leyes de los Países Bajos, con domicilio legal en la Ciudad de Amsterdam y expusió (así): Que en nombre y representación del Otorgante y de conformidad con los poderes conferidos por el Otorgante, por medio del presente otorgan (así) en favor de James Enrique Ritch Grande Ampudia, Mónica Rosado Reygadas, Ximena Robles Miaja, Andrés Alcántara Murillo y Mónica Andapia Orozco, residentes en México, Distrito Federal, un PODER ESPECIAL en cuanto a su objeto pero general en cuanto a las facultades otorgadas, para que en nombre y representación del Otorgante puedan conjunta o individualmente:

a)     Comparecer junto con otras personas ante el Notario Público de su elección en los Estados Unidos Mexicanos a constituir una sociedad (en lo sucesivo, la “Sociedad”) que se dominara (así) de la manera que consideren conveniente, firmando la escritura constitutiva y suscribiendo y pagando el capital social de dicha sociedad según sean instruidos por el Otorgante.

b)     Celebrar y aceptar en la escritura constitutiva de la Sociedad, el convenio a que hace referencia el artículo 15 de la Ley de Inversiones Extranjeras.

c)     Aceptar o convenir en la escritura constitutiva de la Sociedad, todas aquellas estipulaciones y condiciones que consideren pertinentes.

d)     Nombrar al administrador único u órgano de administración, miembros del consejo de vigilancia, auditores externos, funcionarios, apoderados y cualquier otro empleado que consideren necesario; determinar los poderes y atribuciones de dichos funcionarios; autorizar la apertura de cuentas bancarias y de inversión, y designar a las personas que puedan girar contra dichas cuentas, en todos los casos conforme a los intereses del Otorgante en la Sociedad.

e)     Hacer cualquier tipo de gestión o iniciar cualquier procedimiento ante cualquier entidad del gobierno de los Estados Unidos Mexicanos, ya sea, ejecutiva, judicial, federal, estatal o municipal, incluyendo de manera enunciativa más no limitativa, la Secretaría de Hacienda y Crédito Público y la Secretaría de Relaciones Exteriores y la Secretaría de Economía según consideren necesario o conveniente a fin de constituir la Sociedad, a efecto de que la misma inicie operaciones.

f)     Celebrar o suscribir cualquier convenio, contrato, acta,

título, instrumento u otro documento que consideren necesario o conveniente a fin de constituir la Sociedad, a efecto de que la misma inicie operaciones.

g)      En general, hacer todo aquello que sea necesario o conveniente a fin de cumplir con los objetivos descritos en los incisos anteriores.

Para poder llevar a cabo los actos mencionados en los incisos anteriores, y sin perjuicio de la especialidad de los (así) facultades otorgadas, los apoderados contarán con los siguientes poderes:

a)      Poder para pleitos y cobranzas, con la amplitud mencionada en el primer párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los demás estados (así) de la República Mexicana y del Distrito Federal, con todas las facultades que requieran cláusula especial de conformidad con los artículos dos mil quinientos ochenta y dos y dos mil quinientos ochenta y siete del mismo Código y sin limitación alguna. Este poder incluye de manera enunciativa más no limitativa: promover y desistirse de toda clase de acciones aún de juicio de amparo; absolver posiciones en todo juicio o procedimiento en que la Sociedad sea parte, comparecer y ejercer sus facultades ante toda clase de personas, árbitros y autoridades judiciales, administrativas, civiles, penales y laborales, municipales, estatales o federales, nacionales o extranjeras, judicial o extrajudicialmente, con la mayor amplitud posible y expresamente presentar denuncias, querellas y reclamaciones, ratificarlas y desistirse de las mismas; otorgar perdones judiciales, transigir, comprometer en árbitros, solicitar la declaración de quiebra y en general, iniciar, proseguir y concluir de cualquier forma toda clase de acciones, recursos y procedimientos.

b)      Poder para actos de administracion de acuerdo con el segundo párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los demás estados (así) de la República Mexicana y del Distrito Federal.

c)      Poder para girar, aceptar, endosar, negociar, librar, avalar, certificar y en cualquier otra forma suscribir títulos de crédito en nombre y representación de la Sociedad, en los términos más amplios que establece el artículo noveno de la Ley General de Títulos y Operaciones de Crédito.

d)      Poder para comparecer ante todo tipo de particulares y autoridades, judiciales, administrativas, nacionales o extranjeras, y cualquier otra necesaria, con todas las facultades a que se refiere el segundo párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los Estados de la República Mexicana y del Distrito Federal y realizar cualquier trámite, presentar y recibir avisos, declaraciones, documentos, presentar e interponer recursos.- Rúbrica.- Nombre/Name: Ralph S. Mason III.”.

     5).- “...PODER ESPECIAL.- En la Ciudad de Nueva York, el 29 de enero de 2003, ante mi Michael Kenney, Notario Público No. 01KE6039499 de la Ciudad de Nueva York, compareció el Sr. Ralph S. Mason III en su carácter de representante debidamente autorizados (así) de CDRJ Latin América Holding Company B.V.”, (el “Otorgante”) una sociedad debidamente constituida y existente de conformidad con las leyes de los Países Bajos, con domicilio legal en la Ciudad de Amsterdam y expusió (así): Que en nombre y representación del Otorgante y de conformidad con los poderes conferidos por el Otorgante, por medio del presente otorgan (así) en favor de James Enrique Ritch Grande Ampudia, Mónica Rosado Reygadas, Ximena Robles Miaja, Andrés Alcántara Murillo y Mónica Andapia Orozco, residentes en México, Distrito Federal, un PODER ESPECIAL en cuanto a su objeto pero general en cuanto a las facultades otorgadas, para que en nombre y representación del Otorgante puedan conjunta o individualmente:

a)     Comparecer junto con otras personas ante el Notario Público de su elección en los Estados Unidos Mexicanos a constituir una sociedad (en lo sucesivo, la “Sociedad”) que se denominará de la manera que consideren conveniente, firmando la escritura constitutiva y suscribiendo y pagando el capital social de dicha sociedad según sean instruidos por el Otorgante.

b)     Celebrar y aceptar en la escritura constitutiva de la Sociedad, el convenio a que hace referencia el artículo 15 de la Ley de Inversiones Extranjeras.

c)     Aceptar o convenir en la escritura constitutiva de la Sociedad, todas aquellas estipulaciones y condiciones que consideren pertinentes.

d)     Nombrar al administrador único u órgano de administración, miembros del consejo de vigilancia, auditores externos, funcionarios, apoderados y cualquier otro empleado que consideren necesario; determinar los poderes y atribuciones de dichos funcionarios; autorizar la apertura de cuentas bancarias y de inversión, y designar a las personas que puedan girar contra dichas cuentas, en todos los casos conforme a los intereses del Otorgante en la Sociedad.

e)     Hacer cualquier tipo de gestión o iniciar cualquier procedimiento ante cualquier entidad del gobierno de los Estados Unidos Mexicanos, ya sea, ejecutiva, judicial, federal, estatal o municipal, incluyendo de manera enunciativa más no limitativa, la Secretaría de Hacienda y Crédito Público, la Secretaría de Relaciones Exteriores y la Secretaría de Economía según consideren necesario o conveniente a fin de constituir la Sociedad, a efecto de que la misma inicie operaciones.

f)     Celebrar o suscribir cualquier convenio, contrato, acta, título, instrumento u otro documento que consideren necesario o conveniente a fin de constituir la Sociedad, a efecto de que la misma inicie operaciones.

g)     En general, hacer todo aquello que sea necesario o conveniente a fin de cumplir con los objetivos descritos en los incisos anteriores.

Para poder llevar a cabo los actos mencionados en los incisos anteriores, y sin perjuicio de la especialidad de los (así) facultades otorgadas, los apoderados contarán con los siguientes poderes:

a)     Poder para pleitos y cobranzas, con la amplitud mencionada en el primer párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los demás estados (así) de la República Mexicana y del Distrito Federal, con todas las facultades que requieran cláusula especial de conformidad con los artículos dos mil quinientos ochenta y dos y dos mil quinientos ochenta y siete del mismo Código y sin limitación alguna. Este poder incluye de manera enunciativa más no limitativa: promover y desistirse de toda clase de acciones aún de juicio de amparo; absolver posiciones en todo juicio o procedimiento en que la Sociedad sea parte, comparecer y ejercer sus facultades ante toda clase de personas, árbitros y autoridades judiciales, administrativas, civiles, penales y laborales, municipales, estatales o federales, nacionales o extranjeras, judicial o extrajudicialmente, con la mayor amplitud posible y expresamente presentar denuncias, querellas y reclamaciones, ratificarlas y desistirse de las mismas; otorgar perdones judiciales, transigir, comprometer en árbitros, solicitar la declaración de quiebra y en general, iniciar, proseguir y concluir de cualquier forma toda clase de acciones, recursos y procedimientos.

b) Poder para actos de administracion de acuerdo con el segundo párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los demás estados (así) de la República Mexicana y del Distrito Federal.

c) Poder para girar, aceptar, endosar, negociar, librar, avalar, certificar y en cualquier otra forma suscribir títulos de crédito en nombre y representación de la Sociedad, en los términos más amplios que establece el artículo noveno de la Ley General de Títulos y Operaciones de Crédito.

d) Poder para comparecer ante todo tipo de particulares y autoridades, judiciales, administrativas, nacionales o extranjeras, y cualquier otra necesaria, con todas las facultades a que se refiere el segundo párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y sus correlativos contenidos en los Códigos Civiles de los Estados de la República Mexicana y del Distrito Federal y realizar cualquier trámite, presentar y recibir avisos, declaraciones, documentos, presentar e interponer recursos.- Rúbrica.- Nombre/Name: Ralph S. Mason III.”.

     “SEGUNDO.-“El compareciente me exhibe el permiso número “0904,385”, expediente número “200309003933”, folio número “286U0VA5”, expedido por la Secretaría de Relaciones Exteriores, el día diez de febrero del año dos mil tres, por el que se autorizó se constituyera una SOCIEDAD ANONIMA DE CAPITAL VARIABLE, bajo la denominación de “DISTRIBUIDORA COMERCIAL JAFRA”.

     Dicho permiso se agrega al apéndice de esta escritura con la letra “B”.

     EXPUESTO LO ANTERIOR, EL COMPARECIENTE OTORGA LOS SIGUIENTES CAPITULOS Y CLAUSULAS:

*N*

“CAPITULO PRIMERO”
DE LA PROTOCOLIZACION DE PODERES OTORGADOS EN EL
EXTRANJERO
“C L A U S U L A”

*F*

     “UNICA.-“Quedan protocolizados para todos los efectos legales a que haya lugar, en los términos del Artículo Ciento Cuarenta de la Ley del Notariado para el Distrito Federal, los poderes conferidos en el extranjero por “CDRJ MEXICO HOLDING COMPANY, B.V.”, “SOUTHERN COSMETICS HOLDINGS, B.V.”, “REGIONAL COSMETICS HOLDING, B.V.”, “LATIN COSMETICS HOLDING, B.V.” y “CDRJ LATIN AMERICA HOLDING COMPANY B.V.”, representadas todas ellas por el señor RALPH S. MASON III, en su carácter de Apoderado de las mismas, en favor de los señores JAMES ENRIQUE RITCH GRANDE AMPUDIA, MONICA ROSADO REYGADAS, XIMENA ROBLES MIAJA, ANDRES ALCANTARA MURILLO y MONICA ANDAPIA OROZCO, para que los ejerciten en los términos indicados en el antecedente primero de la presente escritura y para que surtan efectos legales en los Estados Unidos Mexicanos.

*N*

“CAPITULO SEGUNDO”
DEL CONTRATO DE SOCIEDAD BAJO LA FORMA DE ANONIMA DE
CAPITAL VARIABLE
“C L A U S U L A S”

*F*

     “PRIMERA.-“El compareciente conviene en establecer los siguientes:

*N*

“ESTATUTOS”
“CLAUSULAS”
DENOMINACION, OBJETO, DOMICILIO, DURACION Y
NACIONALIDAD

*F*

     “PRIMERA.“La denominación de la Sociedad es “Distribuidora Comercial Jafra”, denominación que irá siempre seguida de las palabras “SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, o de su abreviatura, “S.A. DE C.V.”.

     “SEGUNDA.“El objeto de la Sociedad es:

1) La compra, venta, manufactura, distribución, comercialización, importación, exportación y almacenamiento de productos para el cuidado de la piel, cosméticos de color, fragancias y cualesquier otros productos para el cuidado personal y cualquier otro producto que la administración de la Sociedad considere necesario o conveniente, así como todas las actividades relacionadas de manera directa o indirecta con dicho objeto.

2) Comprar, vender, arrendar, hipotecar o gravar en cualquier forma legal los bienes muebles e inmuebles y los derechos reales o personales que sean requeridos o convenientes para el logro de los objetos sociales.

3) Dar y obtener dinero en préstamo con o sin garantía y garantizar obligaciones de terceros a través de fianza, aval, hipoteca, prenda o de cualquier otra forma.

4) Adquirir o disponer en cualquier forma legal de patentes, derechos de patente, invenciones, marcas, nombres comerciales, derechos de autor y cualquier clase de propiedad industrial, según se requiera o sea conveniente para el logro de los objetos sociales.

5) Actuar como agente, comisionista, representante o apoderado o de cualquier otra forma representar a toda clase de personas físicas y morales dentro o fuera de los Estados Unidos Mexicanos.

6) Adquirir y disponer, en cualquier forma legal, de toda clase de acciones, intereses o participaciones en otras sociedades o asociaciones sean de naturaleza civil o mercantil.

7) Recibir y prestar toda clase de servicios relacionados con el objeto social.

8) En general, llevar a cabo y realizar cada uno y todos los negocios o actividades relacionadas con los objetos sociales.

     “TERCERA.” El domicilio de la Sociedad es la Ciudad de México, Distrito Federal, domicilio que no se considerará modificado aún y cuando la Sociedad establezca sucursales o agencias en cualquier otro lugar de la República Mexicana o en el extranjero o designe domicilios convencionales para la celebración o cumplimiento de actos y contratos específicos.

     “CUARTA.“La duración de la Sociedad es indefinida.

     “QUINTA.” La Sociedad es de nacionalidad mexicana. Todo extranjero que al momento de la constitución o en cualquier momento posterior, adquiera un interés o participación en la Sociedad, se obliga formalmente con la Secretaría de Relaciones Exteriores a considerarse como mexicano con respecto a dicho interés o participación, así como respecto de los bienes, derechos, concesiones, participaciones o intereses de que sea titular la Sociedad, o bien de los derechos y obligaciones que deriven de los contratos de los que sea parte la Sociedad y a no invocar la protección de su gobiernos, bajo la pena, en caso contrario, de perder las participaciones o intereses que hubiere adquirido en favor de la nación mexicana.

*N*

“CAPITAL SOCIAL Y ACCIONES”

*F*

     “SEXTA.“El capital social es variable. La porción mínima fija sin derecho a retiro del capital social será la suma de CINCUENTA MIL PESOS, Moneda Nacional, representado por cincuenta acciones ordinarias, nominativas, sin expresión de valor nominal, cada una totalmente suscrito y pagado.

El capital variable es ilimitado y estará representado por acciones ordinarias, nominativas y sin expresión de valor nominal.

Todas las acciones conferirán los mismos derechos y obligaciones a sus tenedores. El capital social estará representado tanto en su parte mínima fija como en su parte variable, por acciones serie “B”, de libre suscripción, las cuales podrán ser adquiridas tanto por inversionistas mexicanos como extranjeros.

     “SEPTIMA.“Los futuros aumentos o disminuciones del capital variable de la Sociedad serán acordados por resolución de la Asamblea General Ordinaria de Accionistas, la cual no requerirá ser protocolizada ante notario público, ni inscrita en el Registro Público de Comercio, y que determinará las condiciones en las que deba realizarse dicho aumento o disminución, la forma de pago, las características de las acciones a ser emitidas y cualquier otro asunto relacionado. Los aumentos de capital podrán ser pagados en dinero o en especie por los accionistas de la Sociedad, tal como haya sido acordado por la asamblea general de accionistas que apruebe el aumento de capital.

Por otro lado, los futuros aumentos o reducciones del capital fijo deberán ser acordados por resolución de una Asamblea Extraordinaria de Accionistas.

     “OCTAVA.“Los títulos definitivos o certificados provisionales que amparen acciones, contendrán las menciones a las que se refiere el Artículo ciento veinticinco de la Ley General de Sociedades Mercantiles y el pacto a que se refiere la Cláusula Quinta de estos estatutos.

     “NOVENA.“Cada acción tendrá derecho a un voto en las Asambleas de Accionistas y tendrá derecho a votar en todos los asuntos sometidos a la Asamblea cuando por ley o por estos estatutos tenga derecho a votar; todas las acciones confieren iguales derechos y obligaciones a sus tenedores.

     “DECIMA.“Los títulos o certificados provisionales que amparen acciones representativas del capital de la Sociedad contendrán la firma del Administrador Unico o de dos miembros del Consejo de Administración de la Sociedad. La firma de los administradores podrá ser en facsímil, si así lo autoriza el Consejo de Administración, sujeto a la condición de que, en dicho caso, los originales de las firmas respectivas sean depositados en el Registro Público de Comercio correspondiente.

A solicitud de los accionistas, a cuyo cargo correrán los costos que deriven de ello, los títulos definitivos o certificados provisionales que amparen acciones - representativas del capital de la Sociedad podrán ser intercambiados por uno o varios nuevos títulos definitivos o certificados provisionales que representen un número diferente de acciones, pero representen en total el mismo número de acciones propiedad del accionista solicitante.

     “DECIMA PRIMERA.“La Sociedad llevará un Registro de Acciones en el que se inscribirán todas las operaciones de suscripción, adquisición, gravamen o transferencia de que sean objeto las acciones representativas del capital social. La Sociedad considerará como dueño de las acciones a la persona registrada como tal en el Registro de Acciones. Para estos efectos, dicho libro será cerrado un día antes de la fecha señalada para cada Asamblea de Accionistas y será abierto de nuevo al día siguiente de la fecha en el que cada Asamblea sea celebrada o debió haber sido celebrada.

     “DECIMA SEGUNDA.“En casos de aumento del capital social mediante nuevas aportaciones de capital, los accionistas tendrán derecho de preferencia para suscribir las acciones a ser emitidas, en proporción al número de las acciones de que las sean propietarios, en los términos del Artículo ciento treinta y dos de la Ley General de Sociedades Mercantiles, y deberán ejercitar dicho derecho de preferencia dentro del plazo de quince días naturales, siguientes al de la fecha de la publicación respectiva en el periódico oficial del domicilio de la sociedad o en uno de los diarios de mayor circulación de dicho domicilio, del acuerdo de la Asamblea que haya decretado el aumento; en el entendido, sin embargo, de que si en la Asamblea hubieren estado representadas la totalidad de las acciones que representen el capital social, el derecho de preferencia podrá ejercitarse en la propia asamblea que determine el aumento, o en ese caso, dicho plazo de quince días naturales empezará a contarse a partir de la fecha de la celebración de la Asamblea y los accionistas se considerarán notificados del acuerdo en dicho momento, por lo que no será necesaria su publicación. En caso de que cualquier accionista no ejercitare su derecho preferente como arriba se indica, los demás accionistas tendrán el derecho de suscribir las acciones de que se trate, en proporción al número de acciones de que sean titulares.

En el caso de que después de la expiración del período durante el cual los accionistas deban ejercitar su derecho de preferencia, algunas acciones continúen sin ser suscritas, el Administrador Unico o el Consejo de Administración podrá decidir si se ofrecen las acciones no suscritas para su suscripción y pago a terceros.

La Sociedad llevará un Libro de Registro de Variaciones de Capital.

*N*

“ADMINISTRACION”

*F*

     “DECIMA TERCERA.“La administración de la Sociedad será confiada a un Administrador Unico o a un Consejo de Administración compuesto por el número de consejeros que determine la Asamblea General Ordinaria de Accionistas. La Asamblea General Ordinaria de Accionistas podrá también designar consejeros suplentes para actuar en el caso de ausencia de los consejeros propietarios.

     “DECIMA CUARTA.“El Administrador Unico o los consejeros no necesitan ser accionistas de la Sociedad. Como regla general, durarán en su cargo un año contado desde la fecha de su designación pero podrán ser reelectos y, en cualquier caso, permanecerán en funciones hasta que sus sucesores tomen posesión de sus cargos.

     “DECIMA QUINTA.“La Asamblea de Accionistas o el Consejo de Administración designarán de entre sus miembros a una persona que actúe como Presidente del Consejo de Administración. También podrán designar un secretario (y a su suplente) quienes no necesariamente deberán de ser miembros del Consejo de Administración de la Sociedad.

     “DECIMA SEXTA.“Las sesiones del Consejo de Administración serán celebradas en el domicilio social o en cualquier otro lugar según se determine previamente en la convocatoria respectiva. Las sesiones del Consejo de Administración podrán ser llevadas a cabo en cualquier momento, por lo menos una vez al año y serán convocadas por el Presidente o el Secretario del Consejo o por cualesquiera dos Consejeros o el Comisario de la Sociedad. La persona o personas que convoquen la sesión lo informarán al Secretario del Consejo, quien inmediatamente emitirá la convocatoria respectiva.

     Las convocatorias serán hechas por escrito y enviadas por telex contraseñado o telegrama o telecopia confirmados a cada consejero y comisario, por lo menos con quince días naturales de anticipación a su domicilio o al lugar designado para tales efectos. Las convocatorias especificarán la hora, fecha y lugar para la sesión y la Orden del Día y serán firmadas por el Secretario del Consejo. No obstante lo anterior, el requisito de convocatoria podrá ser renunciado por cualquiera y todos los consejeros con relación a cualquier sesión.

     “DECIMA SEPTIMA.“Para que las sesiones del Consejo de Administración puedan celebrarse validamente, se requerirá la asistencia de por lo menos la mitad de los consejeros propietarios o sus respectivos suplentes; las resoluciones del Consejo de Administración serán válidas si son adoptadas por mayoría de votos de los presentes.

     Las resoluciones adoptadas unánimemente por todos los consejeros fuera de sesión, tendrán, para todos los efectos legales, la misma validez que si hubieran sido adoptadas en sesión de consejo siempre que sean confirmadas por escrito, por todos los consejeros de la Sociedad. Dicha confirmación será transcrita en el Libro de Actas y al final de la transcripción, el Secretario del Consejo o la persona designada para tales efectos, certificará que dicha transcripción es una copia fiel y exacta de las resoluciones originales. Si las resoluciones unánimes fueren originalmente adoptadas en idioma distinto al castellano, el secretario o la persona designada al efecto, en su caso, estarán autorizados para traducirlas y transcribir su traducción al libro, certificando la suficiencia y fidelidad de dicha traducción y manteniendo el original firmado en el expediente correspondiente.

     “DECIMA OCTAVA.“El Consejo de Administración podrá designar, de entre sus miembros, a uno o más delegados para el cumplimiento de deberes específicos o bien designar un delegado permanente, con las facultades expresamente conferidas en cada caso.

     “DECIMA NOVENA.“El Administrador Unico o, en su caso, el Consejo de Administración tendrá las siguientes facultades:

     a) Poder general para pleitos y cobranzas, con las facultades más amplias permitidas por la ley, en términos del primer párrafo del Artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y los artículos correlativos de cualquier otro código civil en la República Mexicana, incluyendo el Código Civil para el Distrito Federal, con todas las facultades generales y las especiales que requieran cláusula especial, incluyendo aquéllas previstas en el Artículo dos mil quinientos ochenta y siete del Código Civil, por lo que estarán facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad ante autoridades federales, estatales, municipales, - - administrativas y judiciales, ante la Secretaría del Trabajo y ante las Juntas de Conciliación y Arbitraje y para firmar los documentos que sean necesarios en el ejercicio de sus facultades; para ejercitar toda clase de derechos y acciones ante y cualquiera y todas las autoridades y Juntas de Conciliación y Arbitraje;

para someterse a cualquier jurisdicción; para promover y desistirse aún de juicio de amparo; para presentar cargos y querellas penales y para comparecer como parte ofendida y coadyuvar con el Ministerio Público y otorgar perdones; para transigir; para comprometer en árbitros; para articular y absolver posiciones; para aceptar y liberar toda clase de garantías; para hacer cesión de bienes y para llevar a cabo las demás acciones que estén expresamente determinadas por la ley.

     b) Poder general para actos de administración en términos del segundo párrafo del Artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal, con todas las facultades generales y aun las especiales que requieran cláusula especial conforme a la ley, entre las que se incluyen, de manera enunciativa mas no limitativa, las facultades de firmar, modificar, cumplir y rescindir toda clase de contratos y convenios, obtener préstamos y en general llevar a cabo todos los actos que estén directa o indirectamente relacionados con los objetos sociales y representar a la sociedad ante toda clase de autoridades de cualquier rango y naturaleza.

     c) Poder general para actos de dominio, en términos del tercer párrafo del Artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal incluyendo adquirir bienes muebles e inmuebles, transferir la propiedad de los mismos así como gravar con prenda, hipoteca o de otra forma, bienes muebles e inmuebles.

     d) Poder para emitir, firmar, avalar y endosar títulos de rédito de conformidad con el Artículo noveno de la Ley General de Títulos y Operaciones de Crédito.

     e) Poder para conferir y revocar poderes generales y especiales dentro de la amplitud de las facultades anteriormente mencionadas.

     f) Poder para establecer sucursales y agencias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y cerrar dichas sucursales o agencias.

     g) Establecer subsidiarias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y para liquidar y disolver dichas subsidiarias.

     h) Poder para designar y remover gerentes, funcionarios y empleados de la Sociedad y determinar sus facultades y remuneraciones.

     “VEGESIMA.“La Sociedad tendrá un Comité de Auditoría, el cual estará integrado por cuatro miembros que serán designados y removidos por el Consejo de Administración de la Sociedad. Los miembros del Comité de Auditoría desempeñarán su cargo hasta que sus sucesores sean designados y asuman su cargo. El Consejo de Administración de la Sociedad únicamente podrá designar como miembros del Comité de Auditoría a personas que formen parte del Consejo de Administración de la Sociedad. El Comité de Auditoría adoptará sus resoluciones por mayoría de votos de los miembros presentes y por lo menos tres de sus miembros deberán estar presentes para que las reuniones del Comité de Auditoría se consideren debidamente instaladas. El Comité de Auditoría se podrá reunir en cualquier momento que sea convocado por cualquiera de sus miembros.

     El Comité de Auditoría de la Sociedad tendrá las siguientes facultades: (i) revisar y recomendar al Consejo de Administración de la Sociedad actos y políticas relacionadas con la estructura de capital de la Sociedad, necesidades de financiamiento de la Sociedad así como con respecto a controles financieros y otros asuntos relacionados con la preparación de estados financieros de la Sociedad, (ii) supervisar auditorías internas en relación con los contadores públicos independientes de la Sociedad y revisar y recomendar al Consejo de Administración de la Sociedad actos y políticas relacionados con las mismas, incluyendo la designación o remoción de dichos contadores públicos independientes y (iii) realizar cualquier otro acto que le delegue de forma expresa mediante resolución el Consejo de Administración de la Sociedad de conformidad con la legislación aplicable.

     “VIGESIMA PRIMERA.“La Sociedad tendrá un Comité Ejecutivo que estará integrado por dos miembros que deberán ser designados y removidos por el Consejo de Administración de la Sociedad. Los miembros del Comité Ejecutivo desempañarán su cargo hasta que sus sucesores hayan sido designados y asuman sus funciones. El Consejo de Administración de la Sociedad únicamente podrá designar como miembros del Comité Ejecutivo a personas que formen parte del Consejo de Administración de la Sociedad. Las decisiones del Comité Ejecutivo deberán ser adoptadas por decisión unánime de sus miembros. El Comité Ejecutivo podrá reunirse en cualquier momento que sea convocado por alguno de sus miembros.

     El Comité Ejecutivo de la Sociedad tendrá las mismas facultades otorgadas al Consejo de Administración en estos estatutos (incluyendo, sin limitación alguna, la facultad para otorgar poderes generales y especiales para actos de dominio, actos de administración y pleitos y cobranzas en los términos de la Cláusula Décima Novena de estos estatutos sociales); en el entendido que, en todo caso, el Comité Ejecutivo será responsable ante el Consejo de Administración el cual podrá limitar las facultades del Comité Ejecutivo mediante resolución por escrito en cualquier momento.

*N*

“ASAMBLEAS DE ACCIONISTAS”

*F*

     “VIGESIMA SEGUNDA.“La autoridad suprema de la Sociedad está investida en los accionistas reunidos en Asamblea General, que podrá adoptar toda clase de resoluciones y ratificar todos los actos y operaciones de la Sociedad. Sus resoluciones serán ejecutadas por el Administrador Unico o por el Consejo de Administración o por la persona o personas expresamente designadas para ello por los accionistas reunidos en asamblea. Todas las asambleas serán celebradas en el domicilio social, excepto por caso fortuito o fuerza mayor.

     “VIGESIMA TERCERA.“Las asambleas de accionistas serán ordinarias y extraordinarias. Las asambleas ordinarias de accionistas serán celebradas por lo menos una vez al año dentro de los cuatro meses siguientes al cierre del ejercicio social. Las asambleas extraordinarias de accionistas serán celebradas siempre que sea necesario para resolver cualquiera de los asuntos previstos en el Artículo ciento ochenta y dos de la Ley General de Sociedades Mercantiles.

     “VIGESIMA CUARTA.“Las asambleas de accionistas, ya sean ordinarias o extraordinarias, serán celebradas a convocatoria del Administrador Unico o del Consejo de Administración, o por cualquiera de los Comisarios Propietarios en caso de omisión del Administrador Unico o del Consejo de Administración de conformidad con las disposiciones del Artículo ciento sesenta y seis, fracción sexta de la Ley General de Sociedades Mercantiles. Las asambleas serán celebradas asimismo a solicitud de los accionistas en términos de los Artículos ciento ochenta y cuatro y ciento ochenta y cinco de la Ley General de Sociedades Mercantiles.

     Las convocatorias para las asambleas de accionistas contendrán el lugar, fecha y hora en el que la asamblea será celebrada, incluyendo el Orden del Día y precisarán si se trata de primera o ulterior convocatoria. Serán publicadas en uno de los periódicos de mayor circulación en el domicilio social, por lo menos quince días naturales antes de la fecha señalada para la asamblea. En el caso de segunda convocatoria, se publicará por lo menos tres días naturales antes de la fecha fijada para la asamblea. Las convocatorias para cualquier Asamblea de Accionistas también deberán ser enviadas por telecopia a cualquier accionista extranjero para asegurar su recepción con por lo menos quince días naturales de anticipación a la fecha de la asamblea.

     Las resoluciones adoptadas unánimemente por los accionistas que representen la totalidad de las acciones, fuera de asamblea, tendrán, para todos los efectos legales, la misma validez que si hubieran sido adoptadas en Asamblea General siempre que sean confirmadas por escrito por todos los accionistas con derecho a voto de la Sociedad. Dicha confirmación será transcrita en el Libro de Actas y al final de la transcripción, el Secretario del Consejo o la persona designada en las resoluciones, certificará que dicha transcripción es una copia fiel y exacta de las resoluciones originales. Si las resoluciones unánimes fueren originalmente adoptadas en idioma distinto al castellano, el secretario o la persona designada al efecto, en su caso, estarán autorizados para traducirlas y transcribir su traducción al libro, certificando la suficiencia y fidelidad de dicha traducción y manteniendo el original firmado en el expediente correspondiente.

     “VIGESIMA QUINTA.“Las asambleas ordinarias de accionistas serán consideradas como legalmente instaladas en virtud de primera convocatoria si los accionistas tenedores de por lo menos el cincuenta por ciento de todas las acciones con derecho a voto de la Sociedad están presentes o representados y las resoluciones serán válidas si son adoptadas por mayoría de votos de los accionistas presentes. En el caso de que una asamblea ordinaria no pueda celebrarse en la fecha señalada por falta de quórum, se expedirá una segunda o subsecuente convocatoria indicando dicha circunstancia y, en tal caso, las asambleas ordinarias de accionistas serán consideradas como legalmente instaladas cualquiera que sea el número de acciones que estén representadas en la asamblea.

     “VIGESIMA SEXTA.“Las asambleas extraordinarias de accionistas serán consideradas como legalmente instaladas en virtud de primera convocatoria, si los accionistas tenedores de por lo menos el setenta y cinco por ciento de todas las acciones con derecho a voto de la Sociedad están presentes o representados; en el caso de segunda o ulterior convocatoria, las asambleas extraordinarias de accionistas serán consideradas como legalmente instaladas si los accionistas tenedores de por lo menos el cincuenta por ciento de todas las acciones con derecho a voto de la Sociedad están presentes o representados, y, en cualquier caso, las resoluciones serán válidas si son adoptadas por el voto favorable de las acciones que representen por lo menos la mitad del capital social.

     “VIGESIMA SEPTIMA.“Para poder asistir a las asambleas, los accionistas deberán estar inscritos en el Libro de Registro de Acciones. Los accionistas serán representados en las asambleas por un apoderado que tenga un poder general o especial o por un representante designado mediante simple carta poder.

     Las asambleas de accionistas serán presididas por el Administrador Unico o por el Presidente del Consejo de Administración; en su ausencia, por uno de los consejeros u otro de los presentes que sea designado por los accionistas. El Secretario del Consejo de Administración actuará como Secretario de las asambleas de accionistas y, en su ausencia, la persona designada al efecto por los accionistas que estén presentes actuará como Secretario. El Presidente designará a uno o dos de los presentes, que podrán o no ser miembros del Consejo de Administración, como Escrutadores, para que determinen si hay quórum legal y cuenten los votos, en caso de ser necesario o requerido por el Presidente de la Asamblea.

     “VIGESIMA OCTAVA.“Una vez legalmente instalada la asamblea, si por falta de tiempo no fuere posible resolver todos los asuntos consignados en la Orden del Día, dicha asamblea será suspendida y reanudada al siguiente día hábil, sin necesidad de nueva convocatoria.

     Las actas de las asambleas de accionistas serán registradas en un Libro de Actas que será llevado por el Secretario, junto con un duplicado de dichas actas, la lista de accionistas que asistieron a la asamblea, firmada por el escrutador o escrutadores, las cartas poder, copia de la publicación de la convocatoria (si la hubiere), copias de cualesquier reportes, cuentas de la Sociedad o cualquier otro documento que hubiere sido sometido a la consideración de la asamblea. Cuando las actas de una asamblea no puedan ser registradas en el Libro debidamente autorizado, dichas actas serán protocolizadas ante notario. Las actas de asambleas extraordinarias serán protocolizadas y registradas en el Registro Público de Comercio del domicilio de la Sociedad. Todas las actas de las asambleas de accionistas, así como una toma de nota de aquéllas que no se celebraron por falta de quórum, serán firmadas por el Presidente de la asamblea, el Secretario y los Comisarios que hubieren estado presentes.

     “VIGESIMA NOVENA.“Cualquier asamblea ordinaria o extraordinaria de accionistas será legalmente celebrada sin necesidad de previa convocatoria si todas las acciones que representan el capital social están presentes al momento de votar.

     La asamblea de accionistas determinará para cada ejercicio social, o hasta nueva resolución, si los Consejeros y/o Comisarios percibirán o no una remuneración durante el ejercicio correspondiente.

*N*

“VIGILANCIA”

*F*

     “TREIGESIMA.“La vigilancia de la Sociedad será confiada a uno o más Comisarios, según lo determinen los accionistas en asamblea general. Un Comisario Suplente podrá ser designado por cada Comisario Propietario.

     Los Comisarios se mantendrán en sus cargos por un año, como regla general, pero continuarán en el ejercicio de sus funciones hasta que sus sucesores tomen posesión de sus cargos.

     La remuneración de los Comisarios será fijada por los accionistas en asamblea general.

     “TRIGESIMA PRIMERA.“Los Comisarios tendrán las facultades y obligaciones previstas en el Artículo ciento sesenta y seis de la Ley General de Sociedades Mercantiles. Los Comisarios podrán ser o no accionistas de la Sociedad.

*N*

“EJERCICIO SOCIAL Y UTILIDADES”

*F*

     “TRIGESIMA SEGUNDA.“El ejercicio social no excederá de un año calendario y comenzará el primero de enero y terminará el treinta y uno de diciembre de cada año o, en la medida permitida por la ley aplicable, en las fechas determinadas por los accionistas en asamblea general o por el Administrador Unico o el Consejo de Administración de la Sociedad.

     “TRIGESIMA TERCERA.“Las utilidades netas obtenidas en cada ejercicio fiscal serán aplicadas conforme a lo siguiente:

     a) La suma que determinen los accionistas será separada para crear o restaurar la reserva legal, según sea el caso, cuya suma no será menor al cinco por ciento de las utilidades netas hasta que dicha reserva iguale el veinte por ciento del capital social.

     b) La cantidad necesaria para pagar a los trabajadores y empleados su reparto de utilidades correspondiente, según lo prevé la ley.

     c) El remanente será distribuido como lo determinen los accionistas en una asamblea ordinaria convocada para tal efecto.

*N*

“DISOLUCION Y LIQUIDACION”

*F*

     “TRIGESIMA CUARTA.” La Sociedad será disuelta anticipadamente:

     1.     Por imposibilidad de seguir realizando su objeto principal;

     2.     Por resolución de los accionistas adoptada en asamblea general extraordinaria;

     3.     Si el número de accionistas se reduce a menos del mínimo establecido por la ley;

     4.     En caso de pérdida de las dos terceras partes del

capital social, a menos que los accionistas lo paguen o lo reduzcan;

     5.     En cualquier otro caso previsto por la ley.

     Una vez disuelta, la Sociedad será puesta en liquidación, la que será confiada a un liquidador, quién será designado por la asamblea extraordinaria que resuelva la disolución. El liquidador podrá ser o no accionista de la Sociedad y tendrá las facultades y recibirá la remuneración señalada por la asamblea general de accionistas; dicha asamblea fijará asimismo el término para el cumplimiento de las obligaciones del liquidador, así como las reglas generales que regulen el cumplimiento de sus funciones.

     “TRIGESIMA QUINTA.“Durante el proceso de liquidación, las asambleas de accionistas serán celebradas de conformidad con los términos establecidos en estos estatutos sociales. Los liquidadores tendrán las facultades investidas en el Administrador Unico o en el Consejo de Administración, según sea el caso, sin mayor limitación que la impuesta por el procedimiento de liquidación. El Comisario continuará desempeñando, durante el proceso de liquidación, las mismas funciones que desempeñaba durante la operación normal de la Sociedad y mantendrá, con respecto a los liquidadores, la misma relación que la que mantenía con respecto al Administrador Unico o el Consejo de Administración, según sea el caso.

     “TRIGESIMA SEXTA.“En todos los asuntos no específicamente previstos en los presentes estatutos, las disposiciones de la Ley General de Sociedades Mercantiles serán aplicables.

*N*

“RESPONSABILIDAD DE CONSEJEROS Y FUNCIONARIOS”

*F*

     “TRIGESIMA SEPTIMA.“Indemnización. La Sociedad indemnizará a cualquier persona que haya sido o sea parte o se vea amenazada con ser parte de cualquier acción, litigio o procedimiento inminente, pendiente o consumado, ya sea civil, penal, administrativo o de investigación, con motivo de que haya sido, sea o haya aceptado ser consejero o funcionario de la Sociedad, o haya prestado, preste o haya aceptado prestar servicios, a solicitud de la Sociedad, como consejero o funcionario de otra sociedad, co-inversión, asociación en participación, fideicomiso u otra empresa, o con motivo de cualquier otro acto que se alegue que haya cometido u omitido en su carácter de consejero o funcionario, y podrá también indemnizar a cualquier persona que haya sido, sea o se vea amenazada con ser parte de dicha acción, litigio o procedimiento con motivo de que haya sido, sea o haya aceptado ser empleado o agente de la Sociedad, o es, fue o haya aceptado ser empleado o agente de otra sociedad, asociación en participación, fideicomiso u otra empresa, a solicitud de la Sociedad, contra cualesquier gastos (incluyendo honorarios de abogados), sentencias, multas, así como cantidades pactadas para transigir, que efectiva y razonablemente se hayan incurrido por, o en nombre de cualquiera de dichas personas, en relación con dicha acción, litigio o procedimiento así como cualquier apelación de los mismos, sólo en la medida en que haya actuado de buena fe y se haya conducido de manera tal que haya considerado razonablemente que actuaba de acuerdo con, o sin estar en contra de, el mejor interés de la Sociedad, y, en relación con cualquier acción o procedimiento penal, no tenía ninguna causa razonable para considerar que se actuaba de manera ilegal. En el caso de una acción o litigio instaurado por, o en representación de la Sociedad para buscar una sentencia en favor de la Sociedad (1) dicha indemnización estará limitada a gastos (incluyendo honorarios de abogados) que efectiva y razonablemente se hayan incurrido por dicha persona en la defensa o resolución de dicha acción o litigio, y (2) ninguna indemnización será hecha con respecto de cualquier reclamación, asunto o cuestión en la que dicha persona haya sido sentenciada judicialmente como responsable ante la Sociedad a menos que, y sólo en la medida en que, el tribunal en que dicha acción o litigio sea oído determine que, no obstante la responsabilidad de dicha persona y en vista de las circunstancias generales del caso, dicha persona tiene justa y razonablemente derecho a ser indemnizada por los gastos que el tribunal correspondiente determine como apropiados.

La terminación de cualquier acción, litigio o procedimiento por sentencia, transacción, convenio, o por desistimiento o su equivalente, no deberá, por sí misma, crear una presunción de que la persona no actuó de buena fe y de una manera tal que estimó razonablemente que se conducía de acuerdo con, o sin estar en contra de, el mejor interés de la Sociedad, y, en relación con cualquier acción o procedimiento penal, que no tenía ninguna causa razonable para estimar que se conducía de manera ilegal.

     “TRIGESIMA OCTAVA.“Defensa Favorable. En la medida en que un consejero, funcionario, empleado o agente de la Sociedad haya tenido éxito en la defensa de cualquier acción, litigio o procedimiento a los que se refiere la Cláusula Trigésima Séptima anterior, o en defensa de cualquier reclamación, asunto o cuestión relacionados con los mismos, deberá ser indemnizado por los gastos (incluyendo honorarios de abogados) que efectiva y razonablemente haya incurrido al respecto.

     “TRIGESIMA NOVENA.“Determinación de que la Indemnización es Adecuada. Cualquier indemnización a un consejero o funcionario de la Sociedad al amparo de la Cláusula Trigésima Séptimo anterior (a menos que se determine mediante orden judicial) se hará por la Sociedad, a menos que se determine que la indemnización no proceda en las circunstancias por no haberse cumplido con el estándar de conducta aplicable bajo la Cláusula Trigésima séptima de los presentes estatutos sociales. Cualquier indemnización a un empleado o agente de la Sociedad al amparo de dicha Cláusula Trigésima Séptima (a menos que se determine mediante orden judicial) se hará por la Sociedad si se determina que dicha indemnización procede en las circunstancias por haberse cumplido con el estándar de conducta aplicable descrito en la Cláusula antes mencionada. Cualquiera de dichas determinaciones deberán ser efectuadas por (1) el Consejo de Administración por mayoría de votos con un quórum formado por consejeros que no hayan sido parte de dicha acción, litigio o procedimiento, o (2) si no se puede obtener dicho quórum, o, si se puede obtener un quórum de consejeros desinteresados, pero los consejeros así lo acuerdan, por un asesor legal independiente mediante opinión legal por escrito, o (3) por los accionistas.

     “CUADRAGESIMA.“Pago de Gastos. Los gastos (incluyendo honorarios de abogados) incurridos por un consejero o funcionario de la Sociedad en la defensa de cualquier acción, litigio o procedimiento civil, penal, administrativo o de investigación, deberán ser pagados por la Sociedad antes de la resolución definitiva de dicha acción, litigio o procedimiento contra recibo por parte de la Sociedad del compromiso del, o a nombre del, consejero o funcionario de que se trate, de pagar dicha cantidad, si en última instancia se determina que no tiene derecho a ser indemnizado por la Sociedad según se autoriza en estos estatutos sociales. Los gastos (incluyendo honorarios de abogados) incurridos por otros empleados o agentes de la Sociedad, también serán pagados en los mismos términos y condiciones, si el Consejo de Administración así lo determina. El Consejo de Administración podrá autorizar al asesor legal de la Sociedad para representar a dicho consejero, funcionario, empleado o agente en cualquier acción, litigio o procedimiento, sea o no la Sociedad parte en dicha acción, litigio o procedimiento.

     “CUADRAGESIMA PRIMERA.“Procedimiento para la Indemnización a los Consejeros y Funcionarios. Cualquier indemnización a un consejero o funcionario de la Sociedad al amparo de las Cláusulas Trigésima Séptima y Trigésima Octava, o cualesquier anticipo de costos, cargos o gastos a un consejero o funcionario bajo la Cláusula Cuadragésima, deberá ser hecha de manera oportuna, dentro de los treinta días siguientes a la solicitud por escrito del consejero o funcionario de que se trate. Si se requiere que la Sociedad resuelva si el consejero o funcionario tiene derecho a ser indemnizado en los términos de la presente Cláusula, y la Sociedad no da respuesta dentro de los sesenta días siguientes a la solicitud por escrito de indemnización, se considerará que la Sociedad ha aprobado dicha solicitud. Si la Sociedad niega una solicitud por escrito de indemnización o un anticipo de gastos, en todo o en parte, o si el pago total en relación con dicha solicitud no se efectúa dentro del plazo de treinta días mencionado, el derecho a indemnización o pago anticipado que se concede en la presente Cláusula podrá ser demandado por el consejero o funcionario de que se trate ante los tribunales competentes. Los gastos y costas incurridos por cualquier consejero o funcionario para establecer judicialmente que tiene derecho a la indemnización, sólo si es exitoso, también serán indemnizados por la Sociedad. Será una defensa contra cualquiera de dichas acciones (distinta de la acción para reclamar el anticipo de costos, cargos o gastos al amparo de la Cláusula Cuadragésima, cuando el compromiso al que se refiere dicha cláusula, de existir, haya sido recibido por la Sociedad) que el actor no haya cumplido con los estándares de conducta que se describen en la Cláusula Trigésima Séptima de estos estatutos, pero la carga de probarlo recaerá en la Sociedad. El hecho de que la Sociedad (incluyendo su Consejo de Administración, su asesor legal independiente, y sus accionistas) no haya determinado, antes de la interposición de la acción instaurada por el consejero o funcionario de que se trate; que la indemnización en favor del actor es adecuada dadas las circunstancias, por haber cumplido con el estándar de conducta descrito en la Cláusula Trigésima Quinta, así como el hecho de que haya habido una resolución por parte de la Sociedad (incluyendo el Consejo de Administración, su asesor legal independiente, y sus accionistas) de que el actor no cumplió con el estándar aplicable de conducta; no serán una defensa contra la reclamación del consejero o funcionario de que se trate, ni crearán una presunción de que el reclamante no haya cumplido con el estándar de conducta aplicable.

     “CUADRAGESIMA SEGUNDA.“Sobrevivencia; Preservación de

Otros Derechos. La indemnización mencionada en cláusulas anteriores será considerada como un contrato celebrado entre la Sociedad y cada uno de los consejeros, funcionarios, empleados y agentes que actúen como tales, en cualquier momento, en tanto las disposiciones de estos estatutos se encuentren vigentes y cualquier modificación de estos estatutos no afectará o limitará los derechos que surjan válidamente antes de dicha modificación. Dichos derechos no podrán ser modificados retroactivamente sin el previo consentimiento del consejero, funcionario, empleado o agente que resulte o pueda resultar afectado.

La indemnización prevista por estos estatutos sociales, no se considerará como excluyente de otros derechos a los cuales las personas con derecho a ser indemnizadas, puedan ser acreedoras bajo otros estatutos sociales, convenios, decisiones de organismos corporativos, o de cualesquier otra forma, tanto para el caso de que actúe dentro de sus facultades oficiales como para el caso de que actúe en otro carácter mientras detente un cargo en la Sociedad y continuará con respecto a personas que hayan dejado de prestar sus servicios y beneficios a sus herederos, ejecutores y administradores de dichas personas.

     “CUADRAGESIMA TERCERA.“Seguro. La Sociedad contratará y mantendrá un seguro en nombre de cada persona que haya convenido en ser consejero o funcionario de la Sociedad, o que preste sus servicios como consejero o funcionario a solicitud de la Sociedad, en otra sociedad, asociación, fideicomiso o cualesquier otro negocio, contra cualquier responsabilidad que pudiera resultar en su contra en virtud de su puesto, ya sea que la Sociedad tenga o no, la obligación de indemnizarlo contra dicha responsabilidad en los términos de estos estatutos sociales, en el entendido que dicho seguro debe estar disponible en términos aceptables, el cual se determinará por el voto de todos los miembros del Consejo de Administración.

     “CUADRAGESIMA CUARTA.“Divisibilidad. Si este capítulo de los estatutos sociales o cualquiera de sus cláusulas es declarada inválida por cualesquier tribunal competente, entonces la Sociedad deberá, no obstante, indemnizar a cada consejero o funcionario y deberá indemnizar a cada empleado o agente de la Sociedad de los costos, gastos y erogaciones (incluyendo honorarios de abogados) multas y cantidades pagadas en relación con cualquier acción, litigio o procedimiento, ya sea civil, penal, administrativo o con cualquier investigación, incluyendo la acción por, o en defensa de los derechos de la Sociedad, en la medida que lo permita la legislación aplicable, y en los términos de cualquier cláusula de estos estatutos, que no haya sido declarada inválida por el tribunal competente de que se trate.

Los comparecientes son los únicos accionistas de la Sociedad, y considerando ésta como su primera Asamblea General de Accionistas, unánimemente adoptaron los siguientes:

*N*

“ARTICULOS TRANSITORIOS”

*F*

     “PRIMERO.“La parte fija del capital social es de CINCUENTA MIL PESOS, Moneda Nacional representado por cincuenta acciones comunes, nominativas, sin expresión de valor nominal y la parte variable del capital social es de CIENTO UN MIL PESOS, Moneda Nacional representado por ciento un acciones comunes, nominativas, sin expresión de valor nominal, acciones que han sido íntegramente suscritas y pagadas conforme a lo siguiente:

*N*

	ACCIONES	CAPITAL	ACCIONES	CAPITAL
	CAPITAL	FIJO	CAPITAL	VARIABLE	TOTAL
ACCIONISTA	FIJO	(PESOS)	VARIABLE	(PESOS)	(PESOS)
CDRJ Latin	DIEZ	DIEZ MIL	DIECISIETE	DIECISIETE	VEINTI
America Holding				MIL	SIETE
Company B.V.					MIL
Latin	DIEZ	DIEZ MIL	DIECINUEVE	DIECINUEVE	VEINTI
Cosmetics				MIL	NUEVE
Holdings B.V.					MIL
Regional	DIEZ	DIEZ MIL	VEINTICUA	VEINTICUA	TREINTA
Cosmetics Holding			TRO	TRO MIL	Y CUA
B.V.					TRO MIL
Southern	DIEZ	DIEZ MIL	VEINTE	VEINTE	TREINTA
Cosmetics Holdings				MIL	MIL
B.V.
CDRJ Mexico	DIEZ	DIEZ MIL	VEINTIUNO	VEINTIUN	TREINTA
Holding Company B.V.				MIL	Y UN
MIL
TOTAL	CINCUENTA	CINCUENTA	CIENTOUNO	CIENTOUN	CIENTO
		MIL		MIL	CINCUEN
TA Y UN
MIL

*F*

“SEGUNDO.” Los accionistas por unanimidad acuerdan las siguientes:

*N*

RESOLUCIONES

*F*

1. La administración de la Sociedad será confiada a un Consejo de Administración que estará integrado por las siguientes personas:

*N*

Miembro	Cargo
Ronald Clark	Presidente
Ann Reese	Miembro
Donald J. Gogel	Miembro
Steven D. Goldstein	Miembro
Thomas E. Ireland	Miembro
Siri Marshall	Miembro
David A. Novak	Miembro
Edward H. Rensi	Miembro
Gonzalo Ramos Rubio	Miembro
Kenneth D. Taylor	Miembro

*F*

El señor Ralph S. Mason III es designado como Secretario del Consejo de Administración, sin ser consejero.

La señorita Elia Zulema Velázquez Valencia es designada como Secretario Suplente del Consejo de Administración, sin ser consejero haciéndose constar que el Secretario Suplente de la Sociedad tendrá las mismas facultades que el Secretario Propietario de la Sociedad y podrá ejercerlas en cualquier momento y circunstancia, sin que exista condición especial para el ejercicio de dichas facultades.

El señor Francisco Javier Cruz Juárez es designado como Tesorero del Consejo de Administración, sin ser consejero.

2. El señor Francisco José Sánchez González es designado como Comisario Propietario y el señor Oscar Aguirre Hernández es designado como Comisario Suplente de la Sociedad.

3. El primer ejercicio social correrá de la fecha de firma de este instrumento al treinta y uno de diciembre del año dos mil tres. Los ejercicios sociales subsecuentes correrán del primero de enero al treinta y uno de diciembre de cada año.

4. Se otorgan a los señores Eugenio López Barrios, Gonzalo Ramos Rubio, Ralph S. Mason III y a la señorita Elia Zulema Velázquez Valencia los siguientes poderes para ser ejercitados individualmente por cualquiera de ellos en nombre y representación de la Sociedad, salvo aquellos mencionados en el inciso c) de este punto:

a) ..- Poder General para Pleitos y Cobranzas, con las facultades más amplias permitidas por la Ley, en términos del primer párrafo del Artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y los artículos correlativos de cualquier otro código civil en la República Mexicana, incluyendo el Código Civil para el Distrito Federal, (el “Código Civil”), con todas las facultades generales y especiales que requieran cláusula especial, incluyendo aquellas previstas en el Artículo dos mil quinientos ochenta y siete del Código Civil, por lo que estarán facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad, ante autoridades federales, estatales, municipales, administrativas y judiciales, ante la Secretaría del Trabajo y ante las Juntas de Conciliación y Arbitraje y para firmar los documentos que sean necesarios en el ejercicio de sus facultades; para ejercitar toda clase de derechos y acciones ante cualquier autoridad y Juntas de Conciliación y Arbitraje; para someterse a cualquier jurisdicción; para promover y desistirse aún del juicio de amparo; para presentar cargos y querellas penales y para comparecer como parte ofendida y coadyuvar con el Ministerio Público y otorgar perdones; para transigir, para comprometer en árbitros; para articular y absolver posiciones; para aceptar y liberar toda clase de garantías; para hacer cesión de bienes y para llevar a cabo los demás actos que estén expresamente determinados por la Ley.

b) ..- Poder General para actos de Administración en términos del segundo párrafo del Artículo dos mil quinientos cincuenta y cuatro y demás artículos correlativos del Código Civil para el Distrito Federal entre las que se incluyen de manera enunciativa y no limitativa, las facultades de celebrar, modificar, cumplir y rescindir toda clase de contratos y convenios, obtener préstamos y en general, llevar a cabo todos los actos que estén directa o indirectamente relacionados con los objetos sociales.

c) ..- Poder general actos de dominio, con la amplitud mencionada en el tercer párrafo del Artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal. Dicho poder será tan amplio como en derecho se requiera para contraer obligaciones en nombre de la Sociedad. Este poder otorga todas las facultades de disposición, incluyendo aquellas que sean necesarias para la constitución de gravámenes, garantías y limitaciones de dominio sobre bienes y derechos de la Sociedad. Las facultades antes otorgadas en este inciso, deberán ser ejercidas de manera conjunta por cuando menos dos apoderados con dicha facultad.

d) ..- Poder General para la realización de actos que involucren las más amplias facultades de administración y dirección por lo que respecta a la planeación, organización,

mando y control del personal de la Sociedad y, en consecuencia, por ministerio del Artículo once de la Ley Federal del Trabajo, deberán de tener el carácter de representantes legales de la Sociedad en sus relaciones con los trabajadores; así mismo se les otorgan, sin limitación alguna, en su carácter de representantes legales, poder para pleitos y cobranzas, con todas las facultades generales y aún las especiales que de acuerdo con la Ley requieran poder o cláusula especial, en los términos del primer párrafo del Artículo dos mil quinientos cincuenta y cuatro del Código Civil y de manera enunciativa y no limitativa, se mencionan entre otras facultades para representar a la Sociedad: i) ante toda clase de autoridades administrativas y judiciales, tanto de carácter municipal como estatal y federal, ante el Instituto del Fondo Nacional de la Vivienda para los Trabajadores, el Instituto Mexicano del Seguro Social, inclusive por lo que respecta al Sistema de Ahorro para el Retiro y ante el Fondo Nacional de Fomento y Garantía para el Consumo de los Trabajadores, ii) Ante las Juntas de Conciliación y de Conciliación y Arbitraje, tanto locales como federales y ante las autoridades laborales a que se refiere el Artículo quinientos veintitrés de la Ley Federal del Trabajo, iii) en toda clase de procedimientos, incluyendo el de amparo y iv) compareciendo y actuando de acuerdo con lo dispuesto en los artículos once, seiscientos noventa y dos, fracción segunda, ochocientos setenta y seis, setecientos ochenta y seis y demás aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulación y absolución de posiciones, y en toda la secuela de los juicios laborales en que la Sociedad sea parte o tercera interesada.

e).- Poder especial para abrir y cancelar cualesquier tipo de cuentas bancarias o de inversión, con facultades para expedir cheques con cargo a dichas cuentas, designar personas para que firmen en las mencionadas cuentas, así como revocar las designaciones que se hagan, y en general para girar, aceptar, endosar, negociar, librar, avalar, certificar y en cualquier otra forma suscribir títulos de crédito en nombre y representación de la Sociedad, en los términos más amplios que establece el Artículo noveno de la Ley General de Títulos y Operaciones de Crédito.

f).- Poder especial, pero tan amplio como en Derecho se requiera, para celebrar, modificar, cumplir y rescindir contratos, convenios, acuerdos, anexos y “adendums”, para la prestación de servicios relacionados directa o indirectamente con las cuentas bancarias, la banca electrónica y manejo de recursos monetarios ante cualquiera de las Instituciones Bancarias y de Crédito, así como las Instituciones Bursátiles y en general ante cualquier Institución de carácter Financiero Nacional e Internacional.

g).- Poder especial, para, en nombre y representación de la Sociedad, tramiten, gestionen, obtengan y suscriban fianzas y demás garantías a nombre de la Sociedad o para garantizar el cumplimiento de obligaciones a cargo de sus empresas filiales o subsidiarias.

h).- Poder especial, pero tan amplio como en derecho se requiera, para que, en nombre y representación de la Sociedad, se solicite, tramite y obtenga de las autoridades fiscales federales, estatales y municipales correspondientes, así como del Distrito Federal, las cantidades cuya devolución proceda en los términos de la Ley del Impuesto al Activo y su Reglamento, Ley del Impuesto sobre la Renta y su Reglamento y de cualquier otra Ley que imponga cargas fiscales y sus disposiciones reglamentarias, así como para recoger cheques y órdenes de pago por tales conceptos, pudiendo firmar y otorgar cualesquiera documentos, para que realice todos los actos relacionados o encaminados a obtener la devolución de aquellas cantidades que procedan por concepto de pago de las cargas impositivas arriba relacionadas.

Independientemente de las facultades señaladas en el párrafo que antecede, podrá atender visitas domiciliarias practicadas a la poderdante por cualquier clase de autoridades fiscales y suscribir y firmar todo tipo de avisos y declaraciones fiscales, que se relacionen con contribuciones federales, estatales o municipales, así como del Distrito Federal, al igual que avisos y declaraciones a autoridades administrativas, en especial al Instituto Mexicano del Seguro Social y el Instituto del Fondo Nacional de la Vivienda para los Trabajadores.

i).- Poder para conferir y revocar poderes generales y especiales dentro del ámbito de las facultades anteriormente señaladas.

El ejercicio de poderes en territorio nacional por parte de apoderados de nacionalidad extranjera, estará sujeto a la obtención de las autorizaciones migratorias que legalmente se requieran.

5.- Las siguientes personas son designadas como miembros del Comité Ejecutivo de la Sociedad:

Thomas I. Ireland	Presidente
Ronald B. Clark	Miembro

6.- Las siguientes personas son designadas como miembros del Comité de Auditoría de la Sociedad:

Ann Reese.
David A. Novak.
Edward H. Renesi.
Steven D. Goldstein.

7.- Las siguientes personas son designadas como funcionarios de la sociedad:

Nombre	Cargo
Ronald B. Clark	Director Ejecutivo
Gonzalo Ramos Rubio	Presidente y Director
de Operaciones
Ralph S. Mason III	Vicepresidente
Ejecutivo y Gerente
Ejecutivo
David Novak	Vicepresidente
Mike Digregorio	Director de Finanzas
Eugenio López Barrios	Vicepresidente
Elia Zulema Velázquez Valencia	Secretario
Francisco Javier Cruz Juárez	Tesorero

*F*

8.- Se aprueba la emisión y colocación en los mercados internacionales de instrumentos de deuda conocidos como Pagarés Subordinados Senior (“Senior Subordinated Notes”) que serán ofrecidos bajo la “Regla 144A” y la “Regulación S” de la legislación de valores de los Estados Unidos de América y que podrán gozar de la garantía de otras sociedades nacionales o extranjeras según se considere apropiado (incluyendo, sin limitación, la garantía de “Jafra Cosmetics International”, Sociedad Anónima de Capital Variable y de sus subsidiarias), por un monto de hasta aproximadamente ciento setenta y cinco millones de dólares Moneda del curso legal de los Estados Unidos de América, con un plazo aproximado de ocho años y que devengarán intereses a la tasa que se determine dependiendo de las condiciones prevalecientes en el mercado en el momento en el que se efectúe la colocación. Asimismo, en caso de que se juzgue necesario o conveniente, se autoriza expresamente que la Sociedad garantice las obligaciones de cualquier otra sociedad relacionada con la Sociedad.

9.- Se autorizan todos aquellos actos necesarios (y se ratifican todos los actos realizados antes de la fecha de la presente) a fin de que la Sociedad lleve a cabo la emisión y colocación en los mercados internacionales de instrumentos de deuda en serie a los que se refiere la resolución inmediata anterior (los “Bonos”), incluyendo, sin limitación, la presentación de toda clase de información ante la “Securities and Exchange Commission” y la firma de cualesquier contratos que sean necesarios o convenientes para la colocación de los “Bonos” (incluyendo cualesquier contratos con los intermediarios colocadores de los mismos) y la presentación de la solicitud a la Comisión Nacional Bancaria y de Valores para la inscripción de los “Bonos” en la Sección Especial del Registro Nacional de Valores.

10.- Se resuelve otorgar poder especial, pero tan amplio como en derecho se requiera, para actos de administración en términos del Artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal así como para suscribir, avalar y cualquier otra forma emitir títulos de crédito y celebrar operaciones de crédito, en términos del Artículo noveno de la Ley General de Títulos y Operaciones de Crédito a cada uno de los señores Eugenio López Barrios, Gonzalo Ramos Rubio, Ralph S. Mason III y a la señorita Elia Zulema Velázquez Valencia para que indistintamente cualquiera de ellos, como apoderados y en representación de la Sociedad:

a).- Celebre y firme, en nombre y representación de la Sociedad los documentos y contratos que fueren necesarios o convenientes con el colocador de “los Bonos”, en los términos y condiciones que estimen convenientes, incluyendo sin limitación el contrato de emisión de los Bonos (“Offering Circular”) y los títulos representativos de dichos Bonos.

b).- Negocie con el intermediario colocador los términos de la colocación, distribución y tasa de interés a los que serán ofrecidos al público inversionista “los Bonos” y cualquier otro asunto relacionado.

c).- Suscriba, firme, negocie, acuerde, entregue y celebre los contratos o cualesquiera otros documentos que resulten necesarios o convenientes para la inscripción de “los Bonos” en la Sección Especial del Registro Nacional de Valores y, en su caso, el registro de “los Bonos” ante la “Securities and Exchange Commission” de los Estados Unidos de América.

11.- Se otorga en favor de “CT Corporation System”, en Nueva York, Nueva York, Estados Unidos de América, con oficinas actualmente en “111” Eighth Avenue, New York. New York, “10011”, Estados Unidos de América, o cualquier otro domicilio presente o futuro que ésta designe, un poder especial para pleitos y cobranzas para que actúe como agente autorizado de la Sociedad para recibir notificaciones, emplazamientos y cualquier servicio procesal en cualquier procedimiento legal en los tribunales de Nueva York, Estados Unidos de América respecto de los contratos, títulos e instrumentos que se celebren u otorguen en relación con la emisión y colocación de los Bonos en los términos de las resoluciones anteriores.

12.- Se otorga a favor de los señores Luis Javier Pérez Fernández y Janeth Verónica Montiel Saud, a fin de que lo ejerciten conjunta o separadamente, poder especial pero tan amplio como en derecho proceda, para formular y presentar declaraciones, solicitudes y avisos fiscales de todo género, incluso las de impuesto sobre la renta e impuesto al valor agregado, y la inscripción de la Sociedad ante el Registro Federal de Contribuyentes, así como para dar todos los demás avisos que sean necesarios al quedar constituida la Sociedad, incluso la inscripción ante el Instituto Mexicano del Seguro Social, con todas las facultades a que se refiere el segundo párrafo del Artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal.

13.- Se otorga a favor de los señores José Ernesto Becerril Miró, Mariano Gama Pizarro, Fernando Camacho Servín, James E. Ritch Grande Ampudia, Andrés Alcántara Murillo y Juan Eduardo Trigueros Ordiales y a las señoritas Ximena Robles Miaja y Fernanda Amescua Castro, o a las personas que ellos designen, un poder especial para que conjunta o separadamente, ante la Secretaría de Economía, ante la Comisión Nacional de Inversión Extrajera y el Registro Nacional de Inversiones Extranjeras, que dependen de la misma, ante la Secretaría de Hacienda y Crédito Público y cualquiera de las demás Secretarías del Gobierno Federal, incluyendo sus dependencias, sean federales, estatales o municipales, lleven a cabo todo tipo de trámites correspondientes al giro de los negocios de la Sociedad, incluyendo facultades expresas para firmar y presentar toda clase de avisos y solicitudes y para recibir todo tipo de notificaciones. Asimismo, los apoderados quedan expresamente facultados para firmar y presentar toda clase de declaraciones de impuestos ante la Secretaría de Hacienda y Crédito Público, para tramitar ante las autoridades competentes la devolución de saldos a favor derivados de pagos y/o entero de impuestos, derechos, contribuciones o mejoras y para recoger el importe de los mismos. Los apoderados tienen la facultad expresa para hacer y recibir pagos relacionados con el ejercicio del presente poder y para firmar cuantos documentos públicos o privados se requieran para el cabal cumplimiento del poder del poder aquí conferido. Dentro de la especialidad del poder, los apoderados contarán con facultades generales para pleitos y cobranzas y actos de administración, de conformidad con lo señalado en los primeros dos párrafos del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal, del Código Civil para el Distrito Federal y sus correlativos de los códigos civiles de las demás entidades federativas, con todas las facultades generales e incluyendo aquellos poderes que requieran cláusula especial de acuerdo con los artículos dos mil quinientos ochenta y dos y dos mil quinientos ochenta y siete del Código Civil, para el Distrito Federal.

*N*

     “YO EL NOTARIO CERTIFICO:”

*F*

     I.- Que me identifiqué ante el compareciente con credencial expedida por el Gobierno del Distrito Federal, en donde se me acredita como Notario Público Número Ciento Tres del Distrito Federal.

     II.- Que el Licenciado ANDRES ALCANTARA MURILLO se identificó ante mí, con su credencial para votar con número de folio “101192383”, año de registro “1996”, clave de elector “ALMRAN78121909H400”, estado “016”, localidad “0001”, sección “5167”, expedida por el Instituto Federal Electoral, Registro Federal de Electores. Copia fotostática de dicha indentificación Yo, el Notario la agrego al apéndice de la presente escritura con la letra “C” y lo conceptúo capacitado legalmente para la celebración de este acto.

     III.- El señor Licenciado ANDRES ALCANTARA MURILLO, en representación de “CDRJ LATIN AMERICA HOLDING COMPANY” B.V.; “CDRJ MEXICO HOLDING COMPANY, B.V.”; “SOUTHERN COSMETICS HOLDINGS, B.V.”; “REGIONAL COSMETICS HOLDING, B.V.” y “LATIN COSMETICS HOLDINGS, B.V.”, manifiesta que sus representadas se encuentran capacitadas legalmente para la celebración de este acto y acredita la personalidad que ostenta que no le ha sido revocada ni en forma alguna limitada, con los documentos que han quedado agregados al apéndice de esta escritura con la letra “A”.

     IV.- Que en cumplimiento a lo dispuesto por el artículo cuarenta y cinco fracción I, inciso b) del Reglamento de la Ley de Inversión Extranjera y del Registro Nacional de Inversiones Extranjeras, Yo, el Notario, advertí al compareciente la obligación de los accionistas de inscribir a la sociedad que por esta escritura se constituye en el Registro Nacional de Inversiones Extranjeras.

     V.- Que en términos del artículo treinta y cuatro de la Ley de Inversión Extranjera en vigor, solicité al señor Licenciado ANDRES ALCANTARA MURILLO, las constancias de la inscripción de los accionistas de “DISTRIBUIDORA COMERCIAL JAFRA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE al Registro Nacional de Inversiones Extranjeras, y al no - proporcionármelas le advertí que procederé a mandar los avisos correspondientes, mismos que agregaré al apéndice de esta escritura con la letra que corresponda.

     VI.- Que el compareciente me manifiesta bajo protesta de decir verdad, que “DISTRIBUIDORA COMERCIAL JAFRA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE presentará ante la Administración Local de Recaudación que le corresponde, de la Secretaría de Hacienda y Crédito Público, el aviso a que se refiere la Regla dos punto tres punto veinte de la Resolución Miscelánea Fiscal para el año dos mil dos, en un plazo que no excederá del día treinta y uno de marzo del año dos mil tres.

     VII.- Que por sus generales y advertido de las penas en que incurre quien declara falsamente, el compareciente manifestó ser:

     Mexicano por nacimiento, originario de la Ciudad de México, Distrito Federal, lugar donde nació el día doce de diciembre de mil novecientos setenta y ocho, soltero, Abogado, con domicilio en Boulevar Manuel Avila Camacho número veinticuatro, piso veinte, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, en esta Ciudad de México, Distrito Federal.

     VIII.- Que tuve a la vista los documentos citados en esta escritura.

     IX.- Que leída y explicada esta escritura al compareciente y haciéndole saber en el mismo acto el derecho que tiene para leerla por sí mismo, manifestó su conformidad con ella y la firmó el día veintiséis de febrero del año dos mil tres, por lo que autorizo preventivamente la presente escritura.- Doy fe.

EXHIBIT 3.15

English Translation

(For information purposes only)

DISTRIBUIDORA COMERCIAL JAFRA, S.A. de C.V.

CLAUSES

NAME, PURPOSE, DOMICILE, DURATION AND NATIONALITY

FIRST.     The name of the corporation is Distribuidora Comercial Jafra which denomination shall always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or by their abbreviation “S.A. DE C.V.”.

SECOND.     The purpose of the corporation is:

1.	To purchase, sell, manufacture, distribute, market, import, export and store skin care products, cosmetics, fragrances and other personal care products and other products as may be necessary or convenient in connection with the related activities, direct or indirect, of said objective.

2.	To purchase, sell, lease, mortgage or encumber in any legal manner such real or personal properties as may be required by or convenient for the achievement of the corporate purposes.

3.	To lend and borrow money with or without security and to guarantee the obligations of third persons by means of bond, mortgage, pledge, aval or otherwise.

4.	To acquire, transfer and dispose of in any legal manner such patents, patent rights, inventions, trademarks, trade names, copyrights and any other intellectual property rights as may be required or

2.

convenient for the attainment of the corporate purposes.

5.	To act as agent, commission agent, representative, attorney in fact or in any other manner to represent all kinds of companies and individuals, within or outside the United Mexican States.

6.	To acquire and dispose of, in any legal manner, all kinds of shares, interests or participations in other corporations or associations, whether of a civil or mercantile nature, consistent with the corporate purposes.

7.	To receive and render any and all services related to the corporate purposes.

8.	In general, to carry out and perform any and all business or activities directly or indirectly related to the corporate purposes.

THIRD.     The domicile of the corporation is the Mexico City, Federal District which domicile shall not be deemed modified even though the corporation establishes agencies or branches elsewhere in Mexico or abroad and designates conventional domiciles for the execution of specific acts and contracts.

FOURTH.     The duration of the corporation is indefinite, computed from the date this public deed is executed.

FIFTH.     The corporation is of Mexican nationality. Every foreigner who at the time of incorporation or at any time thereafter, acquires a corporate interest or participation in the corporation shall be considered by that fact alone as Mexican with respect to such interest or participation as well as with respect to the properties, rights and concessions derived from the agreements to which the corporation is a party or to the rights and obligations derived from the agreements executed by the corporation with the Mexican authorities and it shall be understood that he agrees not to invoke the protection of his Government under penalty, in case of failure to comply with

3.

such agreement, of forfeiture of such interest or participation in favor of the Mexican nation.

CORPORATE CAPITAL AND SHARES

SIXTH.     The corporate capital shall be variable. The fixed portion not subject to withdrawal of corporate capital shall be the sum of $50,000.00 Pesos (FIFTY THOUSAND PESOS 00/100 Mex. Cy.), represented by 50 ordinary, registered shares with no par value each totally subscribed and paid.

The variable portion of the capital stock shall be unlimited and will be represented by ordinary, registered shares with no par value

All shares shall confer equal rights and obligations to their holders. The capital stock shall be represented in its fixed and variable portion by series “B” shares which shall be of free subscription and may be owned by Mexican or non-Mexican investors.

SEVENTH.     Future increases or reductions in the variable capital stock may be effected upon resolution of the General Ordinary Stockholders’ Meeting which resolution shall not require notarization nor registration in the Public Registry of Commerce and which shall determine the conditions in which such increase or reduction shall be effected, the terms of payment, characteristics of the shares of stock to be issued and any other related issue. Such capital increases may be paid in cash or in kind by the stockholders of the company as resolved by the stockholders meeting that resolves any such capital increase.

On the other hand, future increases or reductions of the fixed portion of the capital stock shall be approved by a General Extraordinary Stockholders’ Meeting.

EIGHTH.     Share certificates and, if appropriate, provisional certificates shall contain the provisions referred to in Article 125 of the General Corporations Law and Clause Fifth hereof shall also be transcribed therein.

4.

NINTH.     Each share shall represent one vote at the Stockholders’ Meeting; shall be entitled to vote on all matters submitted to the meeting when by law or by these Articles of Incorporation they are entitled to vote; all shares shall confer equal rights and obligations to their holders.

TENTH.     Share certificates shall bear the signature of the Sole Administrator or of two members of the Board of Directors. The signature of the Directors may be a facsimile, if so authorized by the Board of Directors, subject to the condition that in such case, the originals of the respective signatures be deposited with the corresponding Public Registry of Commerce.

Upon request from any stockholder, who shall bear all costs derived therefrom, share certificates may be exchanged for different certificates representing a different number of shares.

ELEVENTH.     The corporation shall keep a Stock Register in which all of the operations of subscription, acquisition or transfer involving the shares representing the corporate capital shall be recorded.

The corporation shall consider as owner of the registered shares the person recorded as such in the Stock Register. For this purpose, said book shall be closed three days before the date set for a Stockholders’ Meeting and it shall be opened again on the day following that on which the meeting was held or should have been held.

TWELFTH.     Increases of share capital can be carried out by means of cash contributions or contributions in kind, or by converting reserves or any other surplus into share capital. In cases of increases of the corporate capital by means of new capital contributions, stockholders shall have a preferential right to subscribe the shares to be issued, in proportion to their holdings at the time of exercising the preference in terms of Article 132 of the General Corporations Law and shall exercise such preferential right within a term of fifteen (15) days following the date the resolution of the Meeting resolving on such increase is

5.

published in the Official Daily of the Federation or in one of the newspapers of major circulation in Mexico City; provided, however that if all shares representing capital stock were represented in the Meeting, the preferential right may be exercised at such meeting and in any case, such 15 day term shall run from the date the Meeting was held and the stockholders shall be deemed as notified of such resolution on the day of the Meeting and therefore the publication will not be necessary. In the event that one or more Shareholders do not exercise their preferential right, the other Shareholders shall be entitled to exercise such right in proportion of the Shares they hold.

In the event that after expiration of the period during which the Stockholders should exercise their preferential right some shares are still unsubscribed, the Sole Administrator or the Board of Directors shall have the power to decide to offer the unsubscribed shares for subscription and payment to third parties.

The Corporation shall keep a Corporate Capital Variation Register.

6.

ADMINISTRATION

THIRTEENTH.     The administration of the corporation shall be entrusted to a Sole Administrator or to a Board of Directors composed of the number of Directors determined by the Ordinary Stockholders’ Meeting; Alternate Directors to act in case of absence of regular Directors may also be appointed by the Ordinary Stockholders’ Meeting.

FOURTEENTH.     The Sole Administrator or the Directors need not be stockholders of the corporation; they shall hold their offices for one year computed from the date of their appointment as a general rule but may be reelected. In any event, they shall continue to discharge their duties until their successors take office.

FIFTEENTH.     The Stockholders’ Meeting or the Board of Directors’ Meeting shall designate one of the Directors as Chairman of the Board of Directors. A Secretary shall also be appointed, who does not need to be a Director.

SIXTEENTH.     Board of Directors’ Meetings shall be held in the corporate domicile or in any other place as may be previously determined in the respective call. Board meetings may be held at any time at least once a year and shall be convened by the Chairman or the Secretary of the Board or by any two Directors or the Statutory Auditor of the Corporation. The person or persons wishing to convene the meeting shall inform the Board Secretary who shall immediately issue the respective call.

Calls shall be made in writing and sent by tested telex or confirmed telegram or telecopy to each Director and Statutory Auditor, at least 15 calendar days in advance to their domicile or the place designated for such purpose. Calls shall specify the purpose, hour, date and place for the meeting and shall be signed by the Secretary of the Board. Notwithstanding the above, the call requirement may be waived by any or all directors with respect to any meeting.

SEVENTEENTH.     In order that meetings of the Board of Directors be legally installed, the attendance of at least

7.

the majority of the Directors or their respective alternates shall always be required; resolutions of the Board of Directors shall be adopted by a majority of votes of the members present.

Unanimous resolutions taken by all of the members of the Board of Directors in lieu of meeting shall have, for all legal purposes, the same validity as if taken at a duly convened meeting of the Board of Directors, as long as such resolutions are confirmed in writing by all the directors entitled to vote. Such confirmation shall be transcribed in the Minute Book and at the end of the transcription thereof, the Secretary of the Board, or the person designated by the corresponding resolutions, shall certify that such Minutes are a true and accurate copy of the original thereof. If the unanimous resolutions are taken in a language other than Spanish, the Secretary or such designated person shall transcribe the translation thereof in the minutes book, certifying the sufficiency and accuracy of such translation and maintaining the original written resolutions in the file of the corresponding minutes.

EIGHTEENTH.     The Board of Directors may appoint, among its members, one or more delegates for the performance of specific duties, and the Board of Directors may appoint a permanent delegate as well, with the authority expressly conferred in each case.

NINETEENTH.     The Sole Administrator or the Board of Directors, as the case may be, shall have the following powers:

a)	General power of attorney for lawsuits and collections, with the broadest power as permitted by law, in the terms of the first paragraph of Article 2554 of the Federal Civil Code and its correlative Article of any other Civil Code in Mexico, including the Civil Code for the Federal District (the “Civil Code”), with all general and such special powers as may be required, including those provided in Article 2587 of the Civil Code, wherefore they will have (but not limited to) the following authority: to represent the corporation before Federal, State, Municipal,

8.

Administrative and Judicial authorities, before the Secretary of Labor and before Conciliation and Arbitration Boards and to sign such documents as may be required in the exercise of this power of attorney; to exercise all types of rights and actions before any and all authorities and Boards of Conciliation and Arbitration; to submit to any jurisdiction; to promote and withdraw from litigations, even from injunction (amparo); to file charges and criminal complaints and appear as offended party and assist the District Attorney and grant pardons; to compromise; to submit to arbitration; to take and answer depositions; to accept and release all kind of guarantees; to assign property and to perform all other actions which are expressly determined by law.

b)	General power of attorney for acts of administration, in the terms of the second paragraph of Article 2554 of the Civil Code among which are included the authority to execute, amend, carry out and rescind all kind of contracts and agreements, to obtain loans and in general, to carry out all acts that are related directly or indirectly to the corporate purposes and to represent the corporation before all kinds of authorities of any nature.

c)	General power of attorney for acts of ownership, in the terms of the third paragraph of Article 2554 of the Civil Code including to acquire personal and real property, to transfer title to as well as to encumber by pledge, mortgage or otherwise, personal and real property.

d)	Power to issue, sign and endorse negotiable instruments in accordance with Article 9 of the General Law of Negotiable Instruments and Credit Transactions.

e)	Power to confer and revoke general and special powers of attorney within the scope of the aforementioned powers.

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f)	Power to establish branches and agencies in any location of the United Mexican States or abroad and to close such branches or agencies.

g)	Power to establish subsidiaries in any location of the United Mexican States or abroad and to liquidate or dissolve such subsidiaries.

h)	Power to designate and remove managers, officers and employees of the corporation and to determine their powers, duties and remuneration.

NINETEEN-“A”.     The Company shall have an audit committee which shall be formed by four (4) members who shall be appointed and removed by the Board of Directors of the Company. The members of the Audit Committee shall form a part thereof until their respective successors are appointed. The Board of Directors of the Company may only appoint as members of the Audit Committee persons who are members of the Board of Directors of the Company. The Audit Committee of the Company shall adopt its resolutions by majority vote of those present at the meetings thereof and at least three (3) of its members shall be present in order for its meetings to be legally installed. The Audit Committee may meet at any time it is convened by any of its members.

     The Audit Committee of the Company shall have the following authority: (i) to review and recommend to the Board of Directors of the Company actions and policies relating to the capital structure of the Company, the borrowing and payment of funds by the Company, and financial controls and other matters relating to the preparation of audited financial statements of the Company, (ii) supervise internal audits in relation to the Company’s independent public accountants and review and recommend to the Board of Directors of the Company actions and policies relating thereto, including the appointment or discharge of such independent public accountants and (iii) undertake such other matters as the Board of Directors of the Company may by resolution so delegate to such Audit Committee in compliance with applicable law.

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NINETEEN-“B”.     The Company shall have an Executive Committee which shall be formed by two (2) members who shall be appointed and removed by the Board of Directors of the Company. The members of the Executive Committee shall form a part thereof until their respective successors are appointed. The Board of Directors of the Company may only appoint as members of the Executive Committee persons who are members of the Board of Directors of the Company. The decisions of the Executive Committee shall be adopted by the unanimous decision of its members. The Executive Committee may meet at any time it is convened by any of its members.

The Executive Committee of the Company shall have the same authority granted to the Board of Directors of the Company in these by-laws (including, without limitation, authority to grant powers-of-attorney for acts of ownership, acts of administration and lawsuits and collections); provided, however, that the Executive Committee shall at all times be accountable to the Board of Directors which may limit its authority by written resolution from time to time.

STOCKHOLDERS’ MEETINGS

TWENTY.     The supreme authority of the corporation is vested in the stockholders convened in a General Meeting, which may therefore adopt all kinds of resolutions and ratify all acts and transactions of the corporation. Their resolutions shall be enforced by the Sole Administrator or the Board of Directors or the person or persons expressly designated therefore by the stockholders convened in a meeting. All Meetings must be held at the corporate domicile, except for the case of act of God or force majeure.

TWENTY FIRST.     Stockholders’ Meetings shall be Ordinary or Extraordinary. Ordinary Stockholders’ Meetings shall be held at least once a year within the first four months following the closing of each fiscal year. Extraordinary Stockholders’ Meetings shall be held when necessary, to resolve on any of the matters provided for in Article 182 of the General Corporations Law.

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TWENTY SECOND.     Shareholders’ Meetings, whether ordinary or extraordinary, shall be held upon call by the Sole Administrator or the Board of Directors, or by any of the Statutory Auditors in case of failure of the Sole Administrator or of the Board of Directors in accordance with the provisions of Article 166, Insert VI of the General Corporations Law. Meetings shall be held also at the request of the stockholders in the terms of Articles 184 and 185 of the General Corporations Law.

Calls for Stockholders’ Meetings shall contain the place, date and time at which the meeting will be held, the agenda for the meeting and an indication as to the fact of being first of latter call. They shall be published in one of the daily newspapers with a larger circulation in the corporate domicile, at least fifteen (15) calendar days prior to the date set for the meeting. In the event of a second call, it shall be published at least three (3) days before the date fixed for the meeting. Calls for any Stockholders’ Meeting must be sent also by telex or telecopy at least fifteen (15) days in advance to any foreign stockholder.

Resolutions taken outside a General Ordinary or Extraordinary Shareholder’s Meetings by unanimous vote of all the stockholders shall have, for any legal purposes, the same validity as those taken in a General Ordinary or Extraordinary Shareholders’ Meeting, as long as such resolutions are confirmed in writing by all the Shareholders of the Company. Such confirmation shall be transcribed in the Minute Book and at the end of the transcription thereof, the Secretary of the Board, or the person designated in the corresponding meeting, shall certify that such is a true and accurate copy of its original. If the unanimous resolutions are taken in a language other than Spanish, the Secretary or such designated person shall transcribe the translation thereof in the minutes book, certifying the sufficiency and accuracy of such translation and maintaining the original written resolutions in the file of the corresponding minutes.

TWENTY THIRD.     Ordinary Stockholders’ Meetings shall be considered as legally installed on a first call if

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stockholders holding at least 50% (fifty per cent) of all of the shares with a right to vote at such meeting are present or represented and resolutions shall be valid if adopted by majority of votes of those present. In the event an Ordinary Meeting is not held on the proposed date due to lack of quorum, a second call or a subsequent call will be made with indication of said circumstance and in such event Ordinary Stockholders’ Meetings shall be considered as legally installed regardless of the number of shares represented at the meeting.

TWENTY FOURTH.     Extraordinary Stockholders’ Meetings shall be considered as legally installed on a first call, if stockholders holding at least 75% (seventy five per cent) of all of the shares with a right to vote at such Meeting are present or represented; and in the event of a second or any subsequent call, Extraordinary Stockholders’ Meeting may be considered as legally installed if stockholders holding at least 50% (fifty per cent) of all of the shares with a right to vote at such meeting are present or represented, and resolutions shall be valid if adopted by the favorable vote of the shares of stock representing at least one half of the corporate capital.

TWENTY FIFTH.     In order to attend meetings, stockholders shall prove their right with the recording of said shares maintained in the Stock Registry Book. Stockholders may be represented at the meetings by an attorney in fact holding a general or a special power of attorney or by an attorney in fact designated by means of a simple letter of proxy.

Stockholders meetings shall be presided over by the Sole Administrator or the Chairman of the Board of Directors. In their absence, such meetings shall be presided by the person designated for such purposes by the majority of those present at the corresponding meeting. The Secretary of the Board of Directors shall act as Secretary of stockholders’ meetings and in his absence the person designated by the attending stockholders shall act as Secretary. The President shall name one or two of those present, who may or not be members of the Board of Directors, as Tellers, in order that they determine if the legal quorum has or has not been met and to count the votes

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cast if the latter should be necessary or requested by the President of the meeting.

TWENTY SIXTH.     Once a meeting is legally installed, if any of the items included in the agenda is not resolved, such meeting may be adjourned and be continued on the following business day, without need of a further call.

The minutes of the stockholders’ meetings shall be recorded in a Minute Book which shall be kept by the Secretary, together with a duplicate set of minutes, a list of the stockholders who attended the assembly signed by the Teller, the letters of proxy, copies of the publication in which the call for the meeting was published, copies of any reports, accounts of the corporation and any other documents which were submitted at the meeting. Whenever the minutes of a meeting cannot be recorded in the proper duly authorized book, said minutes shall be notarized before a public notary. Minutes of Extraordinary Stockholders Meetings shall be notarized and recorded in the Public Registry of Commerce. All minutes of stockholders meetings, as well as a record of those not held for lack of quorum, shall be signed by the President of the meeting, the Secretary and the Statutory Auditors (comisarios) who may have attend.

TWENTY SEVENTH.     Any Ordinary or Extraordinary Stockholders’ Meeting shall be legally held without needing a previous call if all shares of stock representing the corporate capital are present at the moment votes are cast.

The Stockholders’ Meeting will determine, each corporate year or until new resolution, if the Director and/or Statutory Auditors shall receive or not, during the corresponding year, consideration for the services they render to the Corporation.

SURVEILLANCE

TWENTY EIGHTH.     The surveillance of the corporation shall be entrusted to one or more Statutory Auditors, as may be determined by the stockholders in a General Meeting. An

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Alternate Statutory Auditor may be designated for each Statutory Auditor.

The Statutory Auditors shall hold their position for one year, from the date of their appointment, as general rule, but shall continue to discharge their duties until their successors take office.

The emoluments of the Statutory Auditors shall be determined by the stockholders in a General Meeting.

TWENTY NINE.     Statutory Auditors shall have the powers and duties provided for in Article 166 of the General Corporations Law. Statutory Auditors need not be stockholders of the corporation.

FISCAL YEAR AND PROFITS

THIRTY.     The fiscal year of the corporation shall not exceed one calendar year and shall commence and end on the dates determined by the stockholders on an ordinary meeting or the Sole Administrator or the Board of Directors.

THIRTY FIRST.     The net profits obtained in each fiscal year shall be applied as follows:

a)	Such sum as may be determined by the stockholders shall first be set aside for creating or restoring the Legal Reserve, as the case may be, which sum shall not be less than 5% of the net profits until it equals one-fifth of the corporate capital;

b)	The amount necessary to pay to workers and employees the corresponding profit sharing as provided by law.

c)	The remainder shall be distributed as determined by the stockholders in a special meeting.

DISSOLUTION AND LIQUIDATION

THIRTY SECOND.     The corporation shall be dissolved in advance:

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I.	If continued execution of the corporate purpose shall become impossible;

II.	By resolution of the stockholders adopted in Extraordinary Stockholders Meeting;

III.	If the number of stockholders shall be reduced to less than the legal minimum required (two);

IV.	In case of loss of two-thirds of the corporate capital, unless the stockholders restore or reduce the same;

V.	In any other event foreseen by law.

Upon dissolution, the corporation shall be placed in liquidation, which shall be entrusted to one liquidator appointed by the same Extraordinary Meeting resolving upon the dissolution. The liquidator need not be a stockholder of the corporation and shall have the authorities and compensation resolved upon by the Meeting. The Meeting shall also establish a term for the achievement of the duties of the liquidator, as well as the general rules governing such performance.

THIRTY THIRTH.     During the liquidation process, Stockholders Meetings shall be held pursuant to the terms hereof. Liquidators shall have the authority vested in the Board of Directors with the limitations imposed by the liquidation process. The Statutory Auditors shall discharge the same duties during the liquidation process as during the normal existence of the corporation and shall maintain with respect to the liquidators the same relationship as that maintained with respect to the Directors.

THIRTY FOURTH.     In all matters not specifically provided for herein, the provisions of the General Corporation Law shall govern.

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RESPONSIBILITIES OF DIRECTORS AND OFFICERS

THIRTY FIVE.     Indemnity. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Company to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the corresponding court shall deem proper.

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The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

THIRTY SIX.     Successful Defense. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article Thirty Five hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

THIRTY SEVEN.     Determination That Indemnification Is Proper. Any indemnification of a director or officer of the Company under Article Thirty Five hereof (unless ordered by a court) shall be made by the Company unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Article Thirty Five hereof. Any indemnification of an employee or agent of the Company under Article Thirty Five hereof (unless ordered by a court) may be made by the Company upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Article Thirty Five hereof. Any such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

THIRTY EIGHT.     Payment of Expenses. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such

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action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Company’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

THIRTY NINE.     Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Company under Articles Thirty Five and Thirty Six, or advance of costs, charges and expenses to a director or officer under Article Thirty Eight hereof, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Company that the director or officer is entitled to indemnification pursuant to this Article is required, and the Company fails to respond within sixty days to a written request for indemnity, the Company shall be deemed to have approved such request. If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Article Thirty Eight where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Article Thirty Five hereof, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such

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action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Article Thirty Five hereof, nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

FORTY.     Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each director, officer, employee and agent who serves in any such capacity at any time while these provisions are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification contemplated in these by-laws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

FORTY ONE.     Insurance. The Company shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his

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status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these by-laws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

FORTY TWO.     Severability. If this chapter of these by-laws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Company as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of these by-laws that shall not have been invalidated and to the fullest extent permitted by applicable law.

TRANSITORY ARTICLES

FIRST.     The fixed portion of the corporate capital is $50,000 Pesos (FIFTY THOUSAND PESOS 00/100 Mex. Cy.) and has been fully subscribed and paid by the parties hereto as follows:

	FIXED	FIXED	VAR.	VAR.
	CAPITAL	CAPITAL	CAPITAL	CAPITAL	TOTAL
SHAREHOLDERS	SHARES	(PESOS)	SHARES	(PESOS)	(PESOS)

CDRJ Latin America Holding Company B.V.	10	$10,000	17	$17,000	$27,000
Latin Cosmetics Holdings B.V.	10	$10,000	19	$19,000	$29,000
Regional Cosmetics Holding B.V.	10	$10,000	24	$24,000	$34,000
Southern Cosmetics Holdings B.V.	10	$10,000	20	$20,000	$30,000
CDRJ Mexico Holding Company B.V.	10	$10,000	21	$21,000	$31,000
TOTAL	50	$50,000	101	$101,000	$151,000

SECOND.    The appearing parties are the only stockholders of the corporation, and considering this Meeting as their first General Stockholders’ Meeting, unanimously take the following:

RESOLUTIONS

1.	The administration of the corporation shall be entrusted to a Board of Directors and the following persons are designated as its members:

MEMBERS	TITLE

- Ronald Clark	President
- Ann Reese	Member
- Donald J. Gogel	Member
- Steven D. Goldstein	Member
- Thomas E. Ireland	Member
- Siri Marshall	Member
- David A. Novak	Member
- Edward H. Rensi	Member
- Gonzalo R. Rubio	Member

- Kenneth D. Taylor	Member

Ms. Elia Zulema Velázquez Valencia is designated as Secretary of the Board of Directors, without being a member thereof.

Mr. Ralph S. Mason III is designated as Alternate Secretary of the Board of Directors, without being a member thereof.

Mr. Francisco Javier Cruz Juárez is designated as Treasurer of the Board of Directors, without being a member thereof.

2.	Mr. Francisco José Sánchez González is designated as Statutory Auditor, and Mr. Oscar Aguirre Hernández is designated as Alternate Statutory Auditor of the corporation.

3.	The first corporate year shall run from the signing date of this incorporating deed to December 31, 2003. Further fiscal years shall run from January 1st. to December 31st of each year.

4.	Messrs. Eugenio López Barrios, Gonzalo R. Rubio, Ralph S. Mason III, and Elia Zulema Velázquez Valencia are designated as attorneys-in-fact of the corporation and are granted with the following powers to be carried out by any of them in the name and on behalf of the corporation:

(a)	A general power of attorney for lawsuits and collections with the extent provided by the first paragraph of Article 2554 of the Civil Code for the Federal District with all power which may require special clause in accordance to Articles 2582 and 2587 of the same code, without any limitation. This power of attorney includes in an enunciating but not limiting manner: to promote and withdraw from any action, even from “amparo” litigation; to take and answer depositions, to carry out affidavits, waivers or protest; to appear and exercise their powers before any kind of person or authorities whether labor, criminal, civil, administrative or judicial and whether

Federal, State or Municipal authorities; to file and ratify charges and criminal complaints and to revoke them, to grant pardons; to submit to arbitration, to request bankruptcy and in general to promote, follow and terminate all kind of actions, remedies and proceedings.

(b)	General power of attorney for acts of administration, in the terms of the second paragraph of Article 2554 of the Civil Code–among which are included the authority to execute, amend, carry out and rescind all kind of contracts and agreements, to obtain loans and general, to carry out all acts that are related directly or indirectly to the corporate purposes and to represent the corporation before all kinds of authorities of any nature.

(c)	General power of attorney for acts of ownership, in the terms of the third paragraph of Article 2554 of the Federal Civil Code, being necessary the signature of two attorneys-in-fact.

(d)	Power to issue, sign and endorse negotiable instruments in accordance with Article 9 of the General Law of Negotiable Instruments and Credit Transactions.

(e)	Power to confer and revoke general and special powers of attorney within the scope of the aforementioned powers.

5.	The following persons are designated as members of the Executive Committee:

Thomas I. Ireland (President) Ronald B. Clark

6.	The following persons are designated as members of the Audit Committee:

Ann Reese David A. Novak Edward H. Renesi

Steven D. Goldstein

7.	The following persons are designated as officers of the corporation:

- Ronald B. Clark (Chief Executive Officer)

- Gonzalo R. Rubio (President and Chief Operations Officer)

- Ralph S. Mason III (Executive Vice President and Executive Director)

- David Novak (Vice President)

- Mike Digregorio (Chief Financial Officer)

- Eugenio Lopez Barrios (Vice President)

- Elia Zulema Velázquez Valencia (Secretary)

- Francisco Javier Cruz Juárez (Treasurer)